ASSET PURCHASE AGREEMENT

among

LQR HOUSE INC.

as the Buyer

and

DOLLINGER INNOVATIONS INC. ,

DOLLINGER HOLDINGS LLC

and

SEAN DOLLINGER

as the Sellers

dated as of

March 19, 2021

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "**Agreement**"), dated as of March 19, 2021, is made and entered into between LQR HOUSE, INC. (the "**Buyer**") and DOLLINGER INNOVATIONS INC., a Canadian Company ("Dollinger Innovations"), DOLLINGER HOLDINGS LLC, a Florida Limited Liability Company ("Dollinger Holdings"), and SEAN DOLLINGER, an individual (the "**Seller**"), and the undersigned shareholder of Dollinger Innovations and member of Dollinger Holdings (the "**Owner**"). The Seller and the Owner are sometimes referred to in this Agreement collectively as the "**Seller Parties**" or individually as a "**Seller Party**".

RECITALS

A. The Seller operates a business, among other things, in the domains of consulting, brand development, and creation of related assets including related intellectual property.

B. The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, the Purchased Assets (as defined herein), and, in connection therewith, the Buyer is willing to assume from the Seller the Assumed Liabilities (as defined herein), all upon the terms and subject to the conditions set forth herein (such sale and purchase, together with all other transactions contemplated by this Agreement, the "**Transaction**").

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1 **Definitions.** The following terms have the meanings specified or referred to in this Agreement:

"**Action**" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, examination, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"**Affiliate**" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

The "Business" means all that relating to the online or in-person sale of original tequila and other products branded as SWOL.

"**Business Day**" means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

"**Buyer Shares**" means shares of Buyer's common stock, par value $0.001 per share.

"Closing Date" shall mean Friday, March 19, 2021.

"Contracts" means all legally binding contracts, purchase orders, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements.

"Current Assets" means those categories of current assets of the Seller identified on **Schedule 1.1a** which are Purchased Assets, determined in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the balance sheet as of Closing Date included in the Financial Statements. The calculation of Current Assets for purposes of the determining Closing Net Working Capital shall be consistent with the methodology, line items and categories applied in the illustrative calculation of Net Working Capital set forth on **Schedule 1.1a.**

"Current Liabilities" means those categories of current liabilities of the Seller identified on **Schedule 1.1a** which are Assumed Liabilities, determined in accordance with GAAP (for clarity, excluding deferred income), applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the balance sheet as of Closing Date. The calculation of Current Liabilities for purposes of determining the Closing Net Working Capital shall be consistent with the methodology, line items and categories applied in the illustrative calculation of Net Working Capital set forth on **Schedule 1.1a**.

"Dollars" or **"$"** means the lawful currency of the United States.

"Encumbrance" means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"GAAP" means United States generally accepted accounting principles, as in effect from time to time.

"Governmental Authority" means any federal, provincial, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent that the rules, regulations or orders of such authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

"Indebtedness" means, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any note, bond (other than any performance bond), debenture, mortgage or other debt instrument or debt security, (iii) payment obligations currently due and payable under any interest rate, currency or other hedging agreement, (iv) obligations under any performance bond or letter of credit (to the extent drawn), (v) any Liabilities of the Seller in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Liabilities are required to be classified and accounted for under GAAP as capital leases; (vi) any amounts for the deferred purchase price of goods and services other than trade payables incurred in the ordinary course of business, including any earn out Liabilities associated with past acquisitions; (vii) all Liabilities with respect to any current or former employee, consultant, officer or director of the Business or the Seller that arise before the Closing

Date, including obligations in respect of transaction bonuses, change-in-control payments, severance rights, deferred compensation payments, and similar obligations triggered by the transactions contemplated herein, and all accrued salary, paid time off and vacation obligations, and any and all employment or payroll Taxes imposed with respect to the foregoing (except, with respect to Transferring Employees, to the extent such accrued salary, paid time off and vacation obligations, and any payroll or employment Taxes imposed with respect to such obligations exist as of the Closing Date); (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons for the payment of which the Seller are responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations; (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of the Business or the Seller (whether or not such obligation is assumed by the Business or the Seller); and (x) all prepayment penalties, premiums or fees required to be paid in connection with the prepayment of any of the foregoing; **provided, however**, that Indebtedness shall not include the amount of the Seller Transaction Expenses.

"**Intellectual Property**" means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, Instagram and other social media platforms and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents and patent utility models); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; (g) royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; (h) rights of personality, publicity and privacy; and (i) all rights to any Actions of any nature available to or being pursued to the extent related to any of the foregoing, whether accruing before, on or after the Closing Date, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages.

"**Intellectual Property Assets**" means all Intellectual Property that is owned by or licensed to the Seller and used in or necessary for the conduct of the Business as currently conducted.

"**Intellectual Property Registrations**" means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

"**ITA**" means the *Income Tax Act* (Canada) and the regulations thereunder, as amended from time to time.

"**Knowledge of the Seller**", "**The Seller's Knowledge**" or any other similar knowledge qualification means the knowledge of Sean Dollinger, after reasonable inquiry (including, with respect to financial or accounting matters, inquiry of the Seller's advisors).

"**Law**" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"**Liability(ies)**" means any and all debts, liabilities, obligations or commitments of any kind or nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

"**Losses**" means all losses, damages, Liabilities, deficiencies, Actions, judgments, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder, but excluding punitive or exemplary damages (except to the extent the same are awarded to a third party).

"**Material Adverse Effect**" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to be, materially adverse to (a) the business, results of operations, financial condition, or assets of the Business, (b) or the ability of the Seller to consummate the Transaction contemplated herein.

"**Net Working Capital**" means, as at a specified date and without duplication, an amount (which may be positive or negative) equal to (i) the consolidated Current Assets minus (ii) the consolidated Current Liabilities (excluding, for the sake of clarity, any liabilities included in the definition of Indebtedness), calculated in accordance with GAAP, applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the balance sheet as of the Closing Date. For the avoidance of doubt, Net Working Capital shall in no case include Excluded Assets or Excluded Liabilities.

"**Permits**" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

"**Person**" means an individual, corporation, partnership, joint venture, limited liability Seller, Governmental Authority, unincorporated organization, trust, association or other entity.

"**Representative**" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

"**Seller Transaction Expenses**" means, without duplication, the aggregate amount of any and all fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Seller or Owner or any Person that the Seller pays or reimburses or is otherwise legally obligated to pay or reimburse in connection with the process of selling the Business and the Purchased Assets or the negotiation, preparation or execution of this Agreement or the other Transaction Documents or the performance or consummation of the Transaction, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the Transaction; (ii) any fees and expenses associated with obtaining necessary or appropriate waivers, consents, or approvals of any Governmental Authority or third parties on behalf of the Seller in connection with the Transaction; (iii) any fees or

expenses associated with obtaining the release and termination of any Encumbrances in connection with the Transaction; and (iv) all brokers', finders' or similar fees in connection with the Transaction.

"**Taxes**" means any and all (a) federal, provincial, state, local, municipal foreign and other income, gross receipts, sales, production, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties or (b) liability for any amounts of the type described in clause (a) above payable by reason of Treasury Regulations Section 1.1502-6 (or similar provision of state, local or foreign Law), transferee or successor liability, by contract or otherwise, and the term "Tax" means any one of the foregoing Taxes.

"**Tax Return**" means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"**Transaction Documents**" means this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the other agreements, instruments and documents required to be delivered at or in connection with the Closing.

ARTICLE II
PURCHASE AND SALE

2.1 **Purchase and Sale of Assets.** Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Buyer, and the Buyer, in reliance on the representations, warranties and covenants of the Seller and the Owner contained herein, shall purchase from the Seller, all of the Seller's right, title and interest in and to all assets, properties and rights, whether tangible or intangible, personal or mixed, accrued, unaccrued or contingent (including goodwill), wherever located and whether now existing or hereafter acquired prior to the Closing Date, related to, used or held for use in connection with the Business, as the same shall exist on the Closing Date, as reflected on or specifically referred to in the Seller's books or financial statements or in the Schedules hereto, other than the Excluded Assets (collectively, the "**Purchased Assets**"), in each case free and clear of any Encumbrances other than Permitted Encumbrances, including all of the Seller's right, title and interest under, in or to (as applicable) the following:

(a) all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories, wherever located ("**Inventory**");

(b) all Contracts, including, but not limited to, the Contracts listed on **Schedule 2.1(b)** (the "**Assigned Contracts**");

(c) all Intellectual Property Assets set forth in Schedule 2.1(c);

(d) all credits, rebates (including ACH payments, credit memos and any other rebates based on purchase volumes), prepaid expenses, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees;

(e) warranties, indemnities and all similar rights against third parties to the extent related to the Business, the Purchased Assets or the Assumed Liabilities (and proceeds in respect thereof);

(f) all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Purchased Assets or the Assumed Liabilities prior to the Closing;

(g) originals, or where not available (or in the case of Tax Returns), copies, of all books and records, including, but not limited to, books of account, ledgers and general, financial and accounting records, customer lists, correspondence (including all correspondence with any Governmental Authority but excluding pre-Closing privileged correspondence belonging to the Owner and containing information regarding this Transaction), sales material and records, strategic plans, and files relating to the Intellectual Property Assets;

(h) all rebates paid to the Seller, regardless of when paid, in respect of the Business; and

(i) all goodwill and the going concern value of the Business.

2.2 **Excluded Assets**. The Seller is not selling, and the Buyer is not purchasing, any of the following assets of the Seller, all of which shall be retained by the Seller and excluded from the Purchased Assets (collectively, the "**Excluded Assets**"):

(a) all accounts or notes receivable, and any security, claim, remedy or other right related to any of the foregoing ("**Accounts Receivable**");

(b) all rights which accrue or will accrue to the Seller under the Transaction Documents;

(c) all insurance policies of the Seller;

(d) all Tax refunds and prepayments;

(e) cash held in Seller's bank accounts as of the Closing, but only to the extent such cash is not included in the Seller's estimate of Current Assets;

(f) shares, membership units and/or any other equity interests in Dollinger Innovations and Dollinger Holdings; and

(g) the Seller's seal, organizational documents, minute books, equity record books, and other records having to do exclusively with the organization of the Seller, and such other books and records which the Seller is prohibited from disclosing or transferring to the Buyer under applicable Law and is required by applicable Law to retain.

2.3 **Assumed Liabilities**. In connection with the purchase and sale of the Purchased Assets, at the Closing, the Buyer shall assume only the following Liabilities of the Seller (collectively, the "**Assumed Liabilities**"), and no other Liabilities:

(a) arising under the Assigned Contracts, but excluding any Liabilities arising out of (i) a breach of, or a default or violation under, such Assigned Contract or (ii) any claim or Action for infringement, tort, strict liability or violation of Law, in each case to the extent such Liability is based upon any action, event, circumstance, omission or condition which first occurred at or prior to Closing; and

(b) all current accounts payable and other current liabilities of the Business (including accrued payroll, accrued vacation and payroll taxes owed to or in respect of the Transferring Employees),

but in each case only to the extent reflected as a current liability on the balance sheet of the Seller as of the Closing Date.

2.4 **Excluded Liabilities.** Notwithstanding any other provision of this Agreement, any Schedule or Exhibit hereto or any Transaction Document to the contrary, the Buyer does not assume and shall not be responsible to pay, perform or discharge (and the Seller shall retain, pay, perform or otherwise discharge without recourse to the Buyer) any Liabilities of the Seller or any of its Affiliates of any kind or nature whatsoever other than the Assumed Liabilities (the "**Excluded Liabilities**"), including, without limitation, the following:

(a) any Liability for Taxes, including any Taxes (i) relating to the ownership, possession, or use of the Purchased Assets or the operation of the Business at or prior to the Closing and (ii) that are the obligation of the Seller pursuant to **Section 6.23** of this Agreement, provided however that this subparagraph shall expire twelve (12) months from the Closing such that any Liability for Taxes shall become an Assumed Liability as if the same was specifically listed in **Section 2.3**. In the event of Liability for Taxes becomes known by the Buyer or Seller, the Parties immediately provide notice to the other Party. These liabilities specifically excluded any tax liability related to the purchase and sale of these Assets;

(b) any Indebtedness, except to the extent that such Indebtedness is contemplated in deriving the Purchase Price in which case such Indebtedness shall be an Assumed Liability as if the same was specifically listed in **Section 2.3**;

(c) any Liability of the Seller arising from or related to any breach, failure to perform, tort related to the performance of, violation of Law, infringement or indemnity pursuant to any Assigned Contract, in each case to the extent such Liability is based upon any action, event, circumstance, omission or condition which first occurred at or prior to Closing;

(d) any Liability arising from or related to any violation or noncompliance of the Seller with any Law applicable to the Seller, the Business or the Purchased Assets;

(e) any Liability arising from or related to any Action against the Seller, the Business, the Purchased Assets or the Assumed Liabilities pending as of the Closing Date or based upon any action, event, circumstance, omission or condition arising prior to the Closing Date;

(f) any Seller Transaction Expenses, except to the extent that such Seller Transaction Expenses are contemplated in deriving the Purchase Price in which case such Seller Transaction Expenses shall be an Assumed Liability as if the same was specifically listed in **Section 2.3**;

(g) any Liability to indemnify, reimburse or advance amounts to any present or former officer, member, manager, director, employee or agent of the Seller (including with respect to any breach of fiduciary obligations by any such party), except for indemnification of such parties pursuant to **Section 7.22**, if applicable;

(h) any Liability under any state, provincial or local law with respect to any "plant closing" or "mass layoff," as those terms are defined in such applicable law, which may result from the consummation of the transactions contemplated hereby or the Seller's termination of the employment of any of its employees on or prior to the Closing Date;

(i) any Liability relating to any Excluded Assets, whether arising prior to, on or after the Closing Date.

2.5 **Purchase Price**. The aggregate purchase price for the Purchased Assets (the "**Purchase Price**") shall be equal to $4,000,000 (in addition to the assumption of the Assumed Liabilities) consisting of (i) 16,000,000 Buyer Shares which shall be fully paid and non-assessable and shall be issued in the name of those entities and individuals as set forth in **Schedule 2.5** (it being understood that the Seller and the Owner must comply with Rule 144 under the Securities Act and any applicable Canadian securities laws, including the applicable holding period thereunder, with respect to such Buyer Shares), and (ii) US$220,000 of cash payable to Dollinger Holdings.

2.6 **Allocation of Certain Charges**.

(a) **Consents and Waivers**. Nothing in this Agreement or the other Transaction Documents shall be construed as an agreement to assign any Assigned Contract, right or other Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Authority unless and until such consent or waiver shall be given. The Seller and the Buyer shall use commercially reasonable efforts to obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the other Transaction Documents and to obtain any other consents and waivers necessary to convey to the Buyer all of the Purchased Assets. In the event any such consents or waivers are not obtained prior to the Closing Date, the Seller and the Buyer shall (unless requested otherwise by the Buyer) continue to use commercially reasonable efforts (**provided, however**, the Seller shall not be required to pay any consideration therefor which is not required under a Contract or arrangement in place as of the Closing) to obtain the relevant consents or waivers until such consents or waivers are obtained. To the extent that any Purchased Asset or Assumed Liability cannot be transferred to the Buyer following the Closing, the Buyer and the Seller shall use commercially reasonable efforts to enter into such arrangements to provide to the parties the economic and, to the extent permitted under applicable Law, operational equivalent of the transfer of such Purchased Asset or Assumed Liability to the Buyer as of the Closing and the performance by the Buyer of its obligations with respect thereto. The Buyer shall, as agent or subcontractor for the Seller, pay, perform and discharge fully the liabilities and obligations of the Seller thereunder (to the extent such liabilities and obligations constitute Assumed Liabilities) from and after the Closing Date. To the extent permitted under applicable Law, the Seller shall, at the Buyer's expense, hold in trust for and pay to the Buyer promptly upon receipt thereof, such Purchased Asset and all income, proceeds and other monies received by the Seller to the extent related to such Purchased Asset in connection with the arrangements under this Section. The Seller shall be permitted to set off against such amounts all direct costs associated with the retention and maintenance of such Purchased Assets.

ARTICLE III
CLOSING

3.1 **Closing**. Subject to the terms and conditions of this Agreement, the consummation of the Transaction shall take place at a closing (the "**Closing**") to be held via e-mail exchange of .pdf documents on the Closing Date. The Closing shall be deemed effective as of 12:00 a.m. [Eastern standard time] on the Closing Date.

3.2 **Closing Deliverables**.

(a) At the Closing, the Seller shall deliver to the Buyer the following:

(i) a bill of sale (the "**Bill of Sale**") duly executed by the Seller, transferring the Purchased Assets to the Buyer;

(ii) an assignment and assumption agreement (the **"Assignment and Assumption Agreement"**) duly executed by the Seller, effecting the assignment to and assumption by the Buyer of the Assigned Contracts and the Assumed Liabilities;

(iii) written consents from Dollinger Innovations and Dollinger Holdings in form and substance satisfactory to the Buyer;

(iv) a certificate of an authorized officer of the Seller, certifying that attached thereto is a true and complete copy of (A) the Seller's Articles of Incorporation (as amended) and Bylaws and (B) resolutions of the directors of the Seller and of the Owner duly executed thereby, approving this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby;

(v) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to the Buyer, as may be required to give effect to this Agreement.

(b) At the Closing, the Buyer shall deliver to the Seller the following:

(i) the Purchase Price, payable as set forth in **Section 2.5**; and

(ii) the Assignment and Assumption Agreement duly executed by the Buyer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller and the Owner hereby represent and warrant to the Buyer, as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

4.1 **Organization of the Seller**. Dollinger Innovations is a corporation duly organized and validly existing under the laws of Canada, and Dollinger Holdings is a limited liability company duly organized and validly existing under the laws of Florida, both having full power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. The Seller is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the ownership or operation of the Purchased Assets or the conduct of the Business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that are not, individually or in the aggregate, material to the Business.

4.2 **Capitalization; Subsidiaries**. The Owner (a) owns beneficially all issued and outstanding shares of Dollinger Innovations and membership units of Dollinger Holdings and (b) has the sole right to vote all of such shares and units, and no other Person owns any shares or other equity interests of the Seller. There are no outstanding rights, options or warrants to acquire equity interests, of the Seller. All of the issued and outstanding equity interests of the Seller are duly authorized, validly issued, and free of preemptive rights and there are no unsatisfied capital contributions with respect thereto. The Seller does not currently have, nor has it ever had, any direct or indirect stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture or other entity.

4.3 **Authority of the Seller Parties**. Each Seller Party has all requisite capacity, power and authority, as applicable, to enter into this Agreement and the other Transaction Documents to which each Seller Party is a party, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller Parties of this

Agreement and any other Transaction Document to which any Seller Party is a party, the performance by the Seller Parties of their obligations hereunder and thereunder and the consummation by the Seller Parties of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of each Seller Party. This Agreement and each other Transaction Document to which any Seller Party is a party have been duly executed and delivered by each Seller Party, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement such other Transaction Documents each constitutes a legal, valid and binding obligation of the Seller Parties enforceable against each Seller Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

4.4 **No Conflicts; Consents.** The execution, delivery and performance by the Seller Parties of this Agreement and the other Transaction Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of, or default under, any provision of the Articles of Incorporation of the Seller, the Bylaws of the Seller, or other organizational documents of the Seller; (b) result in a violation or breach of any provision of any Law applicable to the Seller Parties, the Business or the Purchased Assets; (c) require any notice, authorization, approval, order, permit or consent of or with any Governmental Authority; (d) result in a violation or breach of, or default under, or require the consent, notice or other action by any Person under, any Assigned Contract, (e) result in a violation or breach of, or default under, or require the consent, notice or other action by any Person under any Contract (other than the Assigned Contracts) to which the Seller are a party, except where the violation, breach, conflict, default, acceleration or failure to give notice would not be material to the Business; or (f) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on the Purchased Assets.

4.5 **Undisclosed Liabilities.** The Seller has no Liabilities with respect to the Business required to be reflected on a balance sheet prepared in accordance with GAAP, except (a) those that are adequately reflected or reserved against in the Last Balance Sheet as of the date of the Last Balance Sheet and (b) those that have been incurred in the ordinary course of business consistent with past practice since the date of the Last Balance Sheet and that are not, individually or in the aggregate, material in amount.

4.6 **Contracts.**

(a) **Schedule 4.6** sets forth all Contracts to which the Seller is a party or otherwise bound that are of the following nature (excluding, for clarity, Contracts that have expired or been terminated with no surviving provisions):

(i) any Contract for the purchase of services, equipment, materials, products, or supplies that (a) involves payments by the Seller of more than $50,000 individually on an annual basis or (b) which has not been fully performed and which expressly requires payment by the Seller of more than $50,000;

(ii) any Contract relating to or evidencing Indebtedness;

(iii) any Contract with any Governmental Authority;

(iv) any Contract with any Affiliate of the Seller;

(v) any employment, independent contractor or consulting Contract (excluding offer letters on the Seller's standard forms provided to the Buyer);

(vi) any Contract with a noncompetition, nonsolicitation, "most-favored-nation" pricing or exclusivity agreement or other arrangement that would prevent, restrict or limit in any way the Seller or, to the extent that such Contract is an Assigned Contract, the Buyer, from carrying on its business in any manner or in any geographic location;

(vii) any Contract pursuant to which the Seller are the lessee or lessor of, or holds, uses, or makes available for use to any Person, (a) any real property or (b) any tangible personal property and, in the case of clause (b), that involves an aggregate amount in excess of $20,000;

(viii) any Contract for the sale or purchase of any tangible personal property in an amount in excess of $20,000 individually, or for the sale or purchase (including any option to purchase or right of first refusal or right of first negotiation) of any real property;

(ix) any Contract or commitment for capital expenditures of more than [$20,000] individually;

(x) any license agreement providing for the payment or receipt of royalties or other compensation by the Seller, or the license of any material Intellectual Property Assets which will extend over a period of at least one year, or involve consideration in excess of $20,000 individually;

(xi) any joint venture or partnership, merger, asset or stock purchase or divestiture Contract;

(xii) any Contract to provide a guaranty, indemnification, reimbursement, contribution, assumption or endorsement of, or any substantially similar commitment with respect to, the obligations, Liabilities or Indebtedness of any other Person, except commercial Contracts containing standard indemnification provisions entered into in the ordinary course of business;

(xiii) any confidentiality, secrecy, or non-disclosure agreement entered into outside the ordinary course of business;

(xiv) any Contract that results in any Person holding a power of attorney that relates to the Seller, the Business, the Purchased Assets or the Assumed Liabilities;

(xv) any Contract with a Key Customer or Key Vendor; and

(xvi) any other Contract, whether or not made in the ordinary course of business that is material to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Business.

(b) The Seller is not in material breach of, or material default under, any Assigned Contract. To the Seller's Knowledge, each other Person that has or had any obligation or liability under any Assigned Contract is in full compliance with all applicable terms and requirements of such Assigned Contract. To the Seller's Knowledge, no event has occurred or circumstance exists that may contravene, conflict with, or result in a violation or breach of, or give the Seller's or any other Person, the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Assigned Contract. Within the two (2) year period immediately preceding the Closing Date, the Seller has not given to or received from any other Person any notice or other

communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Assigned Contract.

4.7 **Title to Purchased Assets**. The Seller has good and valid title in and to all of the Purchased Assets. All such Purchased Assets are free and clear of Encumbrances except for (i) Encumbrances for Taxes not yet due and payable, (ii) statutory Encumbrances of carriers, warehousemen, mechanics, materialmen and other similar Persons arising in the ordinary course of business and with respect to which the underlying payments giving rise thereto are not contested or delinquent, and (iii) Encumbrances imposed under applicable Law (collectively, the "**Permitted Encumbrances**").

4.8 **Intellectual Property.**

(a) The Seller has no pending application with any Governmental Authority or other Person for any patent, copyright or trademark relating to the Business.

4.9 **Condition and Sufficiency of Assets.**

(a) Tangible Personal Property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the Tangible Personal Property is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not, in the aggregate, material in nature or cost.

(b) The Purchased Assets are sufficient for the continued conduct of the Business by the Buyer after the Closing in substantially the same manner as conducted by the Seller prior to the Closing and constitute all of the rights, property and assets necessary to conduct the Business as currently conducted by the Seller.

4.10 **Intellectual Property**.

(a) All of the Intellectual Property Assets are wholly and exclusively owned by, or duly and validly licensed to, the Seller free and clear of all Encumbrances (other than Permitted Encumbrances). The Seller has not transferred ownership of, granted any exclusive license of or exclusive right to use, or granted any exclusive rights in or to joint ownership of, any Intellectual Property Assets to any other Person. No person other than the Seller possesses any current or contingent rights of any kind to any source code included in the Intellectual Property Assets, and the Seller has not granted any current or contingent rights of any kind to any source code that is part of any Intellectual Property Asset. All Intellectual Property Assets are fully transferable, alienable or licensable by the Seller without restriction and without payment of any kind to any Person (excluding payments required to record transfer with the United States Patent and Trademark Office or the Canadian Intellectual Property Office).

(b) There are no Contracts to which the either Seller Party is a party with respect to (i) the license of any third-party Intellectual Property by the Seller excluding commercially available off-the-shelf software, or (ii) the license of any Intellectual Property Asset to a third party.

(c) The conduct of the Business, including the use and other exploitation of the Intellectual Property Assets, has not infringed, misappropriated, diluted or violated, and does not infringe, misappropriate, dilute or violate, any Intellectual Property rights of any Person. The Seller has not received any written notice or claim asserting that any such infringement, misappropriation, dilution or violation has occurred and, to the Seller's Knowledge, no facts or circumstances exist that would provide a reasonable basis for any such claim. The Seller has not received any offer for a license of Intellectual Property from

any Person in connection with an allegation by such Person that the Seller has infringed or misappropriated any of the Intellectual Property of such Person.

(d) The conduct of the Business, including the use and other exploitation of the Intellectual Property Assets, does not constitute unfair competition or trade practices under the Laws of any jurisdiction. The Seller has not received any written notice or claim asserting any such unfair competition or trade practices and, to the Seller's Knowledge, no facts or circumstances exist that would provide a reasonable basis for any such claim.

(e) All current and former employees of the Seller who have contributed to or created any portion of, or otherwise may have rights in or to, any Intellectual Property Assets meet all of the following requirements: (i) their work in any Intellectual Property Asset was created by them entirely within the scope of their employment by the Seller; (ii) their copyrightable work product in any Intellectual Property Asset is owned by the Seller as a work made for hire under applicable copyright law or has otherwise been validly assigned to the Seller under one of the Seller's standard form(s) of employee invention assignment or similar; and (iii) any inventions, improvements or discoveries of such employees that are included or implemented in any Intellectual Property Asset have been validly assigned to the Seller; and (iv) any moral rights in any Intellectual Property Asset has been waived under an Employee Assignment Agreement.

(f) All current and former consultants, contractors and any other non-employee Persons engaged or retained by the Seller that have contributed to or created any portion of, or otherwise may have rights in or to, any Intellectual Property Asset have executed and delivered, and are in compliance with, written agreements that validly and effectively assign to the Seller all Intellectual Property conceived, created, developed, written, invented, discovered or reduced to practice on behalf of the Seller by such consultants, contractors, or other Persons.

4.11 **Buyer Shares.**

In connection with the issuance of the Buyer Shares contemplated by this Agreement, each Selling Party represents and warrants as follows:

(a) Each Selling Party is acquiring the Buyer Shares for investment for its own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended and in effect from time to time, and the rules and regulations promulgated thereunder (collectively, the "**Securities Act**"). Neither Selling Party has a present intention of selling, granting any participation in, or otherwise distributing the Buyer Shares. Neither Selling Party has any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any other person or entity, with respect to any of the Buyer Shares.

(b) At no time was either Selling Party presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Buyer Shares by the Buyer or its agents.

(c) Each Selling Party is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and under applicable Canadian securities laws.

(d) Each Selling Party has been furnished with, and has had access to, such information as it considers necessary or appropriate in connection with the acquisition of the Buyer Shares,

and each Selling Party has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the delivery of the Buyer Shares.

(e) Each Selling Party has knowledge and experience in financial and business matters and acknowledges it is capable of evaluating the merits and risks of this prospective investment, has the capacity to protect its own interests in connection with this transaction, and is financially capable of bearing a total loss of the Buyer Shares.

(f) Each Selling Party is fully aware of: (i) the highly speculative nature of the Buyer Shares, (ii) the financial hazards involved, (iii) the lack of liquidity of the Buyer Shares, and (iv) the tax consequences of acquiring the Buyer Shares.

(g) Each Selling Party understands that the Buyer Shares have not been, and will not be, registered under the Securities Act. by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy each of the Selling Party's representations as expressed herein. Each Selling Party understands that the Buyer Shares constitute "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, it must hold the Buyer Shares indefinitely unless they are registered with the Securities Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Selling Party acknowledges that the Buyer has no obligation to register or qualify the Buyer Shares for resale. Each Selling Party further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Buyer Shares, and on requirements relating to the Buyer which are outside of the Selling Parties' control, and which the Buyer is under no obligation and may not be able to satisfy. Each Selling Party is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.12 **Legal Proceedings.**

(a) There are, and for the past five (5) years there have been, no Actions pending or, to the Seller's Knowledge, threatened against or by the Seller (a) relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities; or (b) that challenge or seek to prevent, enjoin or otherwise delay the Transaction. To the Seller's Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding orders or unsatisfied judgments, penalties or awards against, relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities.

4.13 **Compliance with Laws.**

(a) The Seller has complied at all times, and is now complying, in all material respects with all Laws applicable to the conduct of the Business and the ownership and use of the Purchased Assets.

(b) All material Permits, if any, required for the Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets have been obtained by the Seller and are valid and in full force and effect. All fees and charges currently due with respect to such Permits have been paid in full.

4.14 Taxes.

(a) All Tax Returns required to be filed by the Seller have been timely filed. Such Tax Returns are true, complete and correct in all respects. All Taxes due and owing by the Seller (whether or not shown on any Tax Return) have been timely paid.

(b) The Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) The Seller has collected all sales, use, value added, goods and services, and similar Taxes required to be collected and timely remitted all such Taxes collected to the appropriate Governmental Authority in accordance with applicable Law.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Seller.

(e) All deficiencies asserted, or assessments made, against the Seller as a result of any examinations by any Governmental Authority have been fully paid.

(f) The Seller is not a party to any Action by any Governmental Authority. There are no pending or threatened Actions by any Governmental Authority. No Governmental Authority in a jurisdiction where the Seller does not file Tax Returns has made any claim that the Seller is or may be subject to Tax in that jurisdiction.

(g) There are no Encumbrances for Taxes upon any of the Purchased Assets nor is any Governmental Authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(h) The Seller has no Liability for Taxes of any other Person arising under Contract, by operation of law, by reason of being a successor or transferee, or otherwise. None of the Assumed Liabilities is a Contract regarding the sharing or allocation of either Liability for Taxes or payment of Taxes.

(i) None of the Purchased Assets to be acquired by the Buyer from the Seller constitute "taxable Canadian property" within the meaning of the ITA.

4.15 **Affiliate Interests and Transactions.** No Affiliate of the Seller (including the Owner) has any right, title or interest in any properties or assets of any kind or character (whether real, personal or mixed, tangible or intangible, contingent or otherwise) used or held for use in connection with the Business other than the Excluded Assets. No Affiliate of the Seller conducts any part of the Business for or on behalf of the Seller or otherwise. No Affiliate of the Seller is a party to, or has any direct or indirect rights in, to or under, any Assigned Contract.

4.16 **Brokers.** No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Seller or Owner.

4.17 **Absence of Certain Changes or Events.** Since December 31, 2020, the Seller has conducted the Business only in the ordinary course consistent with past practice, there has not been any event, change, circumstance, occurrence, effect, state of facts or development that has had or could be

anticipated to have a Material Adverse Effect, and neither the Business not the Purchased Assets have suffered any material loss, damage, or destruction affecting any material properties or assets thereof or included therein, whether or not covered by insurance.

4.18 **Solvency**. The Seller is and, as of immediately following the consummation of the transactions contemplated under this Agreement, will be "solvent" within the meaning given that term and similar terms under applicable Laws relating to fraudulent transfers and conveyances.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller Parties, as of the date hereof and as of the Closing Date or, if a representation or warranty is made as of a specified date, as of such date, as follows:

5.1 **Organization of the Buyer**. The Buyer is a duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

5.2 **Authority of the Buyer**. The Buyer has full power and authority to enter into this Agreement and the other Transaction Documents to which the Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and any other Transaction Documents to which the Buyer is a party, the performance by the Buyer of its obligations hereunder and thereunder and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

5.3 **No Conflicts; Consents**. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation or bylaws of the Buyer; or (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Buyer. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for any consents, approvals, Permits, Governmental Orders, declarations, filings or notices which have not been obtained or which, in the aggregate, would not impede the consummation of the transactions contemplated hereby and the performance by the Buyer of its obligations hereunder.

5.4 **Brokers**. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Buyer.

5.5 **Legal Proceedings**. There are no Actions pending or, to the Buyer's knowledge, threatened against or by the Buyer or any Affiliate of the Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS

6.1 **Public Announcements.** Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Seller Party shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

6.2 **Transfer Taxes and Tax Elections.**

(a) All transfer, documentary, recording, sales, use, stamp, registration, value added or other similar Taxes, charges or fees (including any penalties and interest) incurred in connection with this Agreement and the other Transaction Documents ("**Transfer Taxes**") shall be borne and paid by the Buyer when due. The party responsible for preparing any Tax Returns or other documents under the Law with respect to such Transfer Taxes shall, at Buyer's expense, timely file any Tax Return or other document with respect to such Transfer Taxes or fees (and the other party shall cooperate with respect thereto as may be reasonably necessary).

(b) Notwithstanding **Section 6.2(a)**, the Buyer and the Seller agree to elect jointly in prescribed form pursuant to section 167 of the *Excise Tax Act* (Canada) so that no HST is payable by the Buyer in respect of the purchase of the Purchased Assets from the Seller. The Buyer shall file such election within the time prescribed by the *Excise Tax Act* (Canada).

6.3 **Certain Tax Matters.** At or after the Closing, all ad valorem, property or other Taxes imposed on a periodic basis pertaining to the Purchased Assets shall be prorated on the basis of the number of days of the relevant Tax year or period which have elapsed through the Closing Date, determined without reference to any change of ownership occasioned by the consummation of the transactions contemplated by this Agreement. The Seller shall be responsible for that portion of such amounts relating to the period on or prior to the Closing Date and the Buyer shall be responsible for that portion of such amounts relating to the period after the Closing Date. The Buyer and the Seller shall cooperate, as and to the extent reasonably requested by either party, in connection with the filing of any Tax Returns, and Action with respect to Taxes, relating to the Purchased Assets or the operation of the Business. Such cooperation shall include the retention and (upon a party's reasonable request) the provision of records and information which are reasonably relevant to any such Tax Return, or Action, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and timely notification of receipt of any notice of an Action or notice of deficiency relating to any Tax or Tax Return with respect to which the non-recipient may have liability hereunder. Notwithstanding anything in this Agreement to the contrary, any claim against the Seller pursuant to this paragraph shall be made by the Buyer no later than six (6) months after Closing; the Seller shall have no liability for Taxes after expiration of six (6) months from Closing.

6.4 **Name.** Following the Closing, no Seller Party will, directly or indirectly, use or do business, or allow any of their respective Affiliates to, directly or indirectly, use or do business, under any name included as part of the Purchased Assets.

6.5 **Further Assurances; Access to Records.** At Buyer's sole expense, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions of, and give effect to the transactions contemplated by, this Agreement and the other Transaction Documents, including as may be necessary or appropriate to assure fully to the Buyer all

of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer under this Agreement and the other Transaction Documents and to assure fully to the Seller the assumption of the liabilities and obligations intended to be assumed by the Buyer pursuant to this Agreement and the other Transaction Documents. In connection with any securities or debt offerings of the Buyer or its Affiliates the Seller shall, if requested by the Buyer and at the Buyer's expense, request that its pre-Closing accountants deliver customary comfort letters with respect to historical Business financial information and consent to, and request that the Seller's pre-Closing accountants deliver consents to, the inclusion of historical Business financial information and accountant reports in any offering or debt document or registration statement.

6.6 **Release.** The Owner, on behalf of itself and its Affiliates, and its and their managers, directors, officers, members, shareholders, partners, employees, agents, legal representatives, predecessors, successors, and assigns (collectively, the "**Releasing Parties**"), hereby, irrevocably and unconditionally, fully and forever acquits, releases, covenants not to sue, and discharges the Buyer and its Affiliates, and its and their managers, directors, officers, members, shareholders, partners, employees, agents, legal representatives, predecessors, successors, and assigns (collectively, the "**Buyer Releasees**"), from any and all actions, claims, charges, demands, damages, losses, obligations, liabilities, costs, expenses (including attorneys' fees and court costs), causes of action, debts, contracts, torts, covenants, fiduciary duties, responsibilities, suits and judgments, at law or in equity, of every nature and kind that such Owner, or any of the other Releasing Parties have, may have had, or may have in the future against the Buyer Releasees, whether known or unknown, for all matters relating to, arising out of or in connection with the status of such Owner as an owner, employee, officer, and/or manager of the Seller prior to the Closing Date, except obligations arising pursuant to this Agreement and any other Transaction Documents. The release set forth in this **Section 6.6** will be binding upon each such Owner, the other Owner Releasing Parties, and their respective heirs, legal representatives, successors, and assigns and will inure to the benefit of the Buyer Releasees and their respective successors and assigns.

ARTICLE VII
INDEMNIFICATION

7.1 **Survival.** Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; **provided, that** the representations and warranties in **Section 4.1** (Organization of the Seller), **Section 4.2** (Capitalization; Subsidiaries), **Section 4.3** (Authority of the Seller Parties), **Section 4.7** (Title to Purchased Assets), **Section 4.8** (Sufficiency of Assets), **Section 4.9** (Intellectual Property), **Section 4.16** (Brokers), **Section 5.1** (Organization of the Buyer), **Section 5.2** (Authority of the Buyer), and **Section 5.4** (Brokers) (collectively, the "**Fundamental Representations**") shall survive for four (4) years from the date of Closing. The foregoing limitations periods shall be liberally construed in favor of avoiding liability, and shall be applied regardless of equitable tolling, when a party discovered the basis for any claim hereunder, or any statute of limitations otherwise providing for a longer period of time. Notwithstanding the foregoing, if a statute of limitations for a claim provides for a period of time shorter than that provided for herein, then that statute of limitations shall be applied. All covenants and agreements of the parties contained herein shall survive the Closing until fully performed.

7.2 **Indemnification by the Buyer.** Subject to the other terms and conditions of this **Article VII**, the Buyer shall indemnify and defend each of the Seller Parties and their Affiliates and their respective Representatives (collectively, the "**Seller Indemnitees**") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in this Agreement, the other Transaction Documents, or in any certificate or instrument delivered by or on behalf of the Buyer pursuant to this Agreement;

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Buyer pursuant to this Agreement;

(c) the Buyer's failure to pay, resolve, discharge and perform any Assumed Liability;

(d) except for Excluded Liabilities, any third party claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of the Buyer or any of its Affiliates conducted, existing or arising following the Closing Date;

(e) any securities or debt offerings of the Buyer or its Affiliates;

(f) anything contained within the financial information and accountant reports in any offering, debt document or registration statement of the Buyer or its Affiliates.

7.3 **Indemnification Procedures.**

(a) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "**Indemnified Party**") shall promptly provide written notice of such claim to the other party (the "**Indemnifying Party**"), but in any event not later than thirty (30) days after receipt of notice of a claim from a third party. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that has been or may be sustained by the Indemnified Party. If an Indemnifying Party fails to object to notice of an indemnification claim delivered by the Indemnified Party pursuant to this **Section 7.3** within thirty (30) days, or only objects to a portion of such Loss, then the amount of Loss set forth in such notice (or if less, the amount which is not objected to by the Indemnifying Party) shall automatically become payable pursuant to **Section 7.5**.

(b) Subject to **Section 7.3(c)**, in connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party of an unqualified written acknowledgement of the Indemnifying Party's indemnification obligations under this Agreement with respect to such Action, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not elect to assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld or delayed in any case in which the Indemnified party is given a full and complete release of any and all Liability by all relevant parties). Notwithstanding the above, if a firm offer is made to settle a third party claim without leading to liability or the creation of a financial or other obligation on the part of the

Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such third party claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such third party claim and in such event, the maximum liability of the Indemnifying Party as to such third party claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such third party claim, the Indemnifying Party may settle the third party claim upon the terms set forth in such firm offer to settle such third party claim. If the Indemnified Party has assumed the defense pursuant this **Section 7.3**, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Notwithstanding anything in **Section 7.3(b)** to the contrary, where the Buyer is the Indemnified Party, it shall have the right to conduct and control, through counsel of its choosing (such counsel subject to the reasonable approval of the Indemnifying Party) the defense, compromise and settlement of any Action that (i) seeks an injunction or other equitable relief against the Buyer or any of its Affiliates; (ii) involves a customer or supplier of the Business; or (iii) the settlement of which may act as an adverse and binding precedent upon the Buyer or its Affiliates with respect to similar claims or demands or which may have, in the Buyer's reasonable judgment, a material adverse impact on the Business or on the Buyer's broader business or operations. The Buyer may settle, adjust or compromise any Action described in the foregoing sentence after first conferring with the Seller. Additionally, any Indemnifying Party shall lose its right to contest, defend, litigate and settle the Action if it fails to accept a tender of the defense of the Action or if it shall fail to diligently contest the Action, and in such event the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such Action.

7.4 **Payments**. Once a Loss is agreed to by the Indemnifying Party or finally determined to be payable pursuant to this **Article VII**, the Indemnifying Party shall satisfy its obligations within five (5) Business Days of such agreement or final determination by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full satisfaction of any such obligations within such five (5) Business Day period, any amount payable shall accrue interest from and including the date payment is due to and including the date such payment has been made at a rate per annum equal to five percent (5%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed.

7.5 **Tax Treatment of Indemnification Payments**. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

7.6 **Cumulative Remedies**. Subject to **Section** Error! Reference source not found., the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, intentional misrepresentation or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement or any other Transaction Document) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this **Article VII**. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this **Article VII**. Nothing in this section shall limit any Person's

right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraud, intentional misrepresentation or willful misconduct.

ARTICLE VIII
MISCELLANEOUS

8.1 **Expenses**. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

8.2 **Notices**. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this **Section 8.2**):

If to the Seller Parties:	Dollinger Innovations Inc. Dollinger Holdings LLC c/o Sean Dollinger 3161 Westmount PL West Vancouver V7V 3G4 Canada Email: Sean@seandollinger.com
If to the Buyer Party:	LQR House Inc. c/o Darren Collings 2699 Stirling Road, Suite A-105 Fort Lauderdale, Florida 33312 Email: darrengeorgecollins@gmail.com

8.3 **Interpretation**. For purposes of this Agreement, (a) the word "or" is not exclusive; and (b) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (a) to Articles, Sections and Schedules mean the Articles and Sections of, and Schedules attached to, this Agreement; (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (c) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

8.4 **Headings**. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.5 **Severability**. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

8.6 **Entire Agreement**. This Agreement (including the Schedules) and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, or any other Schedule, the statements in the body of this Agreement will control.

8.7 **Successors and Assigns**. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; **provided, however**, that the Buyer may, without the prior written consent of the Seller, assign all or any portion of its rights under this Agreement, including the right to purchase any of the Purchased Assets or assume any of the Assumed Liabilities: (a) to one or more of its Affiliates, (b) in connection with a sale or transfer of all or a material portion of the Business or the Purchased Assets, or (c) to a lender or financing source of the Buyer as collateral security, in each case without the prior consent of any party hereto.

8.8 **No Third-Party Beneficiaries**. Except for Persons entitled to indemnification pursuant to **Article VII**, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.9 **Amendment and Modification; Waiver**. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.10 **Governing Law; Venue**. This Agreement and all disputes or controversies arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Florida. In any Action among or between any of the parties arising out of or relating to this Agreement, including any action seeking equitable relief, each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts sitting in Broward County, Florida

8.11 **Prevailing Party Attorney Fees; Costs.** In any legal proceeding brought to interpret and/or enforce this Agreement, the prevailing party in any such proceeding shall be awarded all of its attorneys' fees and costs incurred by that party in preparation for such proceeding, during and through trial, and through all appellate levels.

8.12 **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together constitute one and the same instrument. This Agreement may be (i) transmitted for reproduction and execution by any means now known or hereafter devised, including facsimile or electronic file transmission, and (ii) converted from its original software program to another and/or printed on different paper formats or in different fonts, any or all of which may result in variations to the pagination and appearance of the counterpart versions of this Agreement. The execution and delivery of counterparts of this Agreement, by facsimile, by electronic file transmission or by original manual signature, regardless of the means or any variation in pagination or appearance, shall be binding upon the parties. Any party delivering an executed counterpart of this Agreement by facsimile or by electronic file transmission shall also deliver a manually executed counterpart of this Agreement to each other party, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGE AND SCHEDULES FOLLOW

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

LQR HOUSE INC.

Darren Collins (Mar 25, 2021 14:00 CDT)

By: Darren Collins
As: Director

DOLLINGER INNOVATIONS INC.

Sean Dollinger (Mar 25, 2021 16:29 EDT)

By: Sean Dollinger
As: Director

DOLLINGER HOLDINGS LLC

Sean Dollinger (Mar 25, 2021 16:29 EDT)

By: Sean Dollinger
As: Managing Member

Sean Dollinger (Mar 25, 2021 16:29 EDT)

SEAN DOLLINGER, individually

REMAINDER OF PAGE INTENTIONALLY BLANK

SCHEDULES FOLLOW

2021-03-19a - LQR House Inc - Asset Purchase Agreement

Final Audit Report 2021-03-25

Created:	2021-03-25
By:	Philip Luong (phluong91@gmail.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAWXQGlv4f8SuboAMCEbWHRdksVUiY3xYc

"2021-03-19a - LQR House Inc - Asset Purchase Agreement" History

- Document created by Philip Luong (phluong91@gmail.com)
  2021-03-25 - 6:52:48 PM GMT- IP address: 198.98.112.20

- Document emailed to Darren Collins (darrengeorgecollins@gmail.com) for signature
  2021-03-25 - 6:53:54 PM GMT

- Email viewed by Darren Collins (darrengeorgecollins@gmail.com)
  2021-03-25 - 6:59:39 PM GMT- IP address: 66.102.8.15

- Document e-signed by Darren Collins (darrengeorgecollins@gmail.com)
  Signature Date: 2021-03-25 - 7:00:03 PM GMT - Time Source: server- IP address: 186.169.149.227

- Document emailed to Sean Dollinger (sean@seandollinger.com) for signature
  2021-03-25 - 7:00:05 PM GMT

- Email viewed by Sean Dollinger (sean@seandollinger.com)
  2021-03-25 - 8:29:18 PM GMT- IP address: 66.102.8.19

- Document e-signed by Sean Dollinger (sean@seandollinger.com)
  Signature Date: 2021-03-25 - 8:29:54 PM GMT - Time Source: server- IP address: 24.244.142.148

- Agreement completed.
  2021-03-25 - 8:29:54 PM GMT

SCHEDULE 1.1a

Current Assets: NONE

Current Liabilities:

$20,000 Consultation Fee payable to Constanza Remonda
$5,930 in expenses payable to Constanza Remonda in relation to work on behalf of SWOL
$10,000 in travel costs and expenses payable to Dollinger Holdings LLC.
$5,000 for marketing payable to Dollinger Holdings LLC.

SCHEDULE 2.1(b) ASSIGNED CONTRACTS

That certain contract dated March 19, 2021 by and between Dollinger Innovations and Leticia Hermosillo Raverero relating to production of origin tequila for exclusive importation into the United States by Dollinger Innovations or its assigns, appended hereto.

That certain license agreement dated May 18, 2020 by and between Dollinger Holdings and Dollinger Innovations by which the foregoing is licensed to Dollinger Holdings for use in the United States, appended hereto.

That certain distribution agreement dated July 1, 2020 by and between Dollinger Holdings and Country Wine & Spirits, Inc. by which SWOL branded products are marketed and sold through online channels including cwspirits.com and through brick and mortar stores to the general public, appended hereto.

CONVENIO DE VINCULACIÓN Y CORRESPONSABILIDAD

Convenio de Vinculación y Corresponsabilidad para mantener la calidad del **Tequila 100% de Agave Envasado de Origen,** por el que se permite el uso de la Denominación de Origen Tequila en cumplimiento al artículo **308** de la Ley Federal de Protección a la Propiedad Industrial, que celebran por una parte " **LETICIA HERMOSILLO RAVELERO ",** que en lo sucesivo se denominará como **"EL PRODUCTOR",** y por la otra " **DOLLINGER INNOVATIONS INC.**", representada en este convenio por **SEAN DOLLINGER** , que en lo sucesivo se le denominará como **"EL DISTRIBUIDOR"**; ambas partes se sujetan al tenor de las siguientes declaraciones y cláusulas:

DECLARACIONES:

A. DECLARA EL PRODUCTOR:

A-1 Que es una persona física, mayor de edad y de nacionalidad mexicana que cuenta con la capacidad legal necesaria para suscribir válidamente por su propio derecho el presente convenio.

A.2.- Que como parte de sus actividades se dedica a la producción de la bebida alcohólica denominada **"Tequila 100% de agave",** contando con las instalaciones necesarias para su elaboración dentro de su fábrica ubicada en el KM **32 CARRETERA INTERNACIONAL GUADALAJARA-NOGALES, MUNICIPIO EL ARENAL, C.P. 45350; JALISCO, MÉXICO,** elaborando el producto con estricto apego a la **NORMA OFICIAL MEXICANA NOM-006-SCFI-2012.**

A.3.- Que cuenta con la autorización para producir Tequila, emitida por la Dirección General de Normas de la Secretaria de Economía.

A..4.- Que el Consejo Regulador de Tequila A.C., le otorgó el número de registro de productor autorizado 1477, que acompañara a la contraseña oficial NOM (en adelante NOM 1477).

A.5 Que tiene autorización para el uso de la Denominación de Origen Tequila número DOT-194, expedida conforme a la legislación aplicable del Instituto Mexicano de la Propiedad Industrial, organismo perteneciente al gobierno de los Estados Unidos Mexicanos. Asimismo, manifiesta que la vigencia de dicha autorización no expira o termina antes de la vigencia de este convenio.

B. DECLARA EL DISTRIBUIDOR:

B-1. Que es una sociedad de nacionalidad canadiense, que se encuentra legalmente constituida conforme a las leyes de Canadá.

B-2. Que como parte de sus actividades se dedica a la distribución y/o venta de bebidas alcohólicas, teniendo su domicilio en:

100 PARK ROYAL, S SUITE 504, WEST VANCOUVER BC, V7V3G4, CANADA

B-3 Que tiene permiso o autorización expedidas por las autoridades competentes para realizar las actividades mencionadas en la declaración **B-2**, y que la validez o vigencia de dicha autorización o permiso, no expira antes de la fecha en que termina este convenio, salvo que existan causas supervenientes.

B-4 Que con base en el **Tequila 100% de** Agave, envasado y etiquetado **de Origen** que le suministre **"EL PRODUCTOR"** conforme a este convenio, **"EL DISTRIBUIDOR"** realizará las actividades de distribución y venta de dicha bebida en México y/o en el extranjero, debiendo cumplir para tal efecto con las leyes y regulaciones aplicables en el lugar en que se comercialice.

B-5 Que SEAN DOLLINGER es su director administrativo, el cual cuenta con las facultades legales necesarias y suficientes para suscribir en representación de "EL DISTRIBUIDOR", válidamente el presente convenio y obligarse en términos del mismo.

C.- DECLARAN AMBAS PARTES:

C-1 Que es su voluntad comprometerse y colaborar entre sí, para que el producto que se entregue al consumidor con la Denominación de Origen **Tequila,** tenga la calidad requerida y cumpla estrictamente con lo establecido en la Norma Oficial Mexicana Vigente, así como con todos los ordenamientos vigentes y aplicables en la materia.

C-2 Que están de acuerdo en que el presente convenio surtirá efectos únicamente a partir de su inscripción en el Instituto Mexicano de la Propiedad Industrial de los Estados Unidos Mexicanos, previa sanción o aprobación del mismo por dicho Instituto, en los términos de la Ley Federal de Protección a la Propiedad Industrial vigente.

C-3 Que se dan por enteradas que procederá la cancelación de tal inscripción, directamente en caso de que cualquiera de las partes no cumplieren con las normas oficiales establecidas por la **Secretaria de Economía** para preservar la calidad de la bebida alcohólica conocida en México e internacionalmente como **"Tequila"** , tal y como **se establece en el presente convenio**, e indirectamente en caso de que sea anulada o cancelada la autorización de uso de la denominación de origen "Tequila" que tiene **"EL PRODUCTOR"** y que se menciona en la declaración **A-5, así como por incumplimiento al presente convenio por cualquiera de las partes o bien por no encontrarse vigente la marca mencionada en la Cláusula Octava.**

C.4.- Ambas partes se dan por enteradas que en cumplimiento a lo establecido por el artículo 309 de la Ley Federal de Protección a la Propiedad Industrial el usuario autorizado por el Instituto Mexicano de la Propiedad Industrial deberá inscribir ante el mismo, los cambios de nombre, denominación o razón social o transformación de régimen jurídico , así como los cambios de domicilio que correspondan, en los términos previstos en el Reglamento de la Ley antes mencionada.

C-5 Que ambas partes están de acuerdo en suscribir el presente convenio y se reconocen la capacidad para hacerlo, para cumplir con lo establecido por el artículo **308** de la Ley Federal de Protección a la Propiedad Industrial, asimismo manifiestan que conocen el alcance y contenido de la Norma Oficial Mexicana para Tequila vigente, así como la Declaración General de la Denominación de Origen Tequila y es su deseo suscribir el presente convenio, sujetándose al tenor de las siguientes:

CLÁUSULAS

PRIMERA. - Las partes acuerdan que para la interpretación y cumplimiento del presente convenio, se entenderán los siguientes términos gramaticales como:

- **"EL PRODUCTOR"**. - La persona física **"LETICIA HERMOSILLO RAVELERO", por su propio derecho, quien se sujeta con plenas facultades.**
- **"EL DISTRIBUIDOR"**- La sociedad "**DOLLINGER INNOVATIONS INC."**
- **"EL CONVENIO"**- Es el presente Convenio de Vinculación y Corresponsabilidad.
- **"LAS PARTES"**- Son **"EL PRODUCTOR"** y **"EL DISTRIBUIDOR"** quienes comparecen a la celebración del presente convenio.
- **"El Instituto Mexicano de la Propiedad Industrial"**. - Que es un organismo público descentralizado con personalidad jurídica y patrimonio propio, que tiene como objeto, la aplicación de la Ley Federal de Protección a la Propiedad Industrial, su Reglamento y demás disposiciones aplicables en la materia.

SEGUNDA. - **"EL PRODUCTOR"** se obliga a suministrar a **"EL DISTRIBUIDOR"**, en los términos del presente convenio, productos elaborados, envasados y etiquetados por **"EL PRODUCTOR"** que cumplan estrictamente con la **NORMA OFICIAL MEXICANA PARA TEQUILA VIGENTE.**

TERCERA. - **"EL PRODUCTOR"** se obliga a proporcionar a **"EL DISTRIBUIDOR"** en caso de ser requerido por este, constancias oficialmente validas del cumplimiento de lo previsto en este Convenio.

CUARTA. - Conforme a lo dispuesto en el artículo **308** de la Ley Federal de Protección a la Propiedad Industrial, **"EL PRODUCTOR"** permite a **"EL DISTRIBUIDOR"** aplicar la palabra **Tequila,** al producto que venda o distribuya, a partir de los productos que reciba de **"EL PRODUCTOR".**

QUINTA. - De acuerdo con lo establecido en el Artículo 308 de la Ley Federal de Protección a la Propiedad Industrial vigente, "EL DISTRIBUIDOR" se obliga a cumplir con los requisitos establecidos en las fracciones III, IV y V del artículo 298 de la misma Ley y los previstos en el Reglamento de la citada ley. En caso de que "EL DISTRIBUIDOR" no cumpliere con esta obligación, procederá la cancelación de la inscripción.

Para efectos de lo mencionado en el párrafo anterior, a continuación, se transcriben en forma textual las fracciones III, IV y V del Articulo 298 de la Ley antes citada, mismas que "EL DISTRIBUIDOR" se obliga a cumplir:

Articulo 298.- La autorización para usar una denominación de origen o indicación geográfica deberá ser solicitada ante el Instituto y se otorgará a toda persona física o moral que:

III.- Presente el documento que acredite el cumplimiento de las Normas Oficiales Mexicanas correspondientes, cuando se trate de una denominación de origen protegida;

IV.- Presente el documento que acredite el cumplimiento de las reglas de uso establecidas cuando se trate de una indicación geográfica protegida, y

V.- Cumpla con los demás requisitos que, en su caso, señale la declaración.

SEXTA. - "EL DISTRIBUIDOR" se obliga a no alterar de ninguna manera, en la realización de las actividades mencionadas en la declaración **B-4**, el ***Tequila 100% de Agave, que le sea entregado por "EL PRODUCTOR", previamente envasado y etiquetado de origen.***

Las únicas operaciones que podrán ser realizadas por **"EL DISTRIBUIDOR"** serán las de distribuir o vender el producto entregado por el productor, previamente envasado y etiquetado.

SÉPTIMA- "EL DISTRIBUIDOR" se obliga a proporcionar a **"EL PRODUCTOR"** cuando menos una vez al año, constancias oficialmente validas de lo previsto en el presente Convenio

OCTAVA. - "EL DISTRIBUIDOR" se obliga a usar la Denominación de Origen Tequila y a distribuir el producto del mismo nombre, suministrado por **"EL PRODUCTOR"**, exclusivamente en los envases que ostenten la denominación **"SWOL",** misma que se encuentra actualmente registrada como marca en clase 33, en el Instituto Mexicano de la Propiedad Industrial, de acuerdo con la siguiente información:

PRODUCTOS	DENOMINACIÓN	PAÍS DE REGISTRO	NÚMERO DE REGISTRO	TITULAR
BEBIDAS ALCOHÓLICAS EXCEPTO CERVEZAS; TEQUILA; PREPARACIONES ALCOHÓLICAS PARA ELABORAR BEBIDAS.	SWOL	MÉXICO	2141431	DOLLINGER INNOVATIONS INC.

NOVENA. - **"EL DISTRIBUIDOR"** se obliga a hacer aparecer de manera ostensible el número de **NOM 1477** asignado a **"EL PRODUCTOR"**, dentro de las etiquetas en que se aplica la marca que identificará al producto. La información sobre tal número o sus modificaciones será provista por **"EL PRODUCTOR"** a **"EL DISTRIBUIDOR"**.

DÉCIMA. - ***"EL DISTRIBUIDOR" se obliga a que todos los productos distribuidos o vendidos por él, a partir del producto que le sea entregado por "EL PRODUCTOR", se colocarán en el mercado luego de haber sido envasado y etiquetado de origen, en ningún caso podrá "EL DISTRIBUIDOR" vender o distribuir en el mercado tal producto a granel, siendo causa de terminación anticipada de este convenio el incumplimiento de esta cláusula.***

DÉCIMA PRIMERA. - "EL PRODUCTOR" fabricará única y exclusivamente para "EL DISTRIBUIDOR ", de conformidad con lo establecido en el presente convenio y en las cantidades y condiciones que ambas partes convengan, el producto "TEQUILA AÑEJO", cuyo añejamiento será en "BARRICA DE ROBLE" de **4** a **6** semanas adicionales a los que "EL PRODUCTOR" ofrece a otros Distribuidores.

DÉCIMA SEGUNDA. - Asimismo "EL PRODUCTOR" fabricará única y exclusivamente para "EL DISTRIBUIDOR", de conformidad con lo establecido en el presente convenio y en las cantidades y condiciones que ambas partes convengan, "TEQUILA 100% DE AGAVE" con sabor "DURAZNO ".

DÉCIMA TERCERA. - **El presente convenio tendrá una vigencia de cinco (5) años, contados a partir de que el Instituto Mexicano de la Propiedad Industrial comunique oficialmente su inscripción.**

Asimismo las partes reconocen que la vigencia acordada en esta cláusula podrá modificarse por la entrada en vigor de disposiciones legales que afecten sustancialmente los términos y condiciones del convenio antes citado, u otras relativas al cumplimiento de la Norma Oficial Mexicana para Tequila Vigente, para lo cual el convenio podrá modificarse y renovarse de conformidad con las nuevas disposiciones aplicables, en cuyo caso las partes convienen en someter a el Instituto Mexicano de la Propiedad Industrial, un nuevo convenio que se adecue a dichas disposiciones legales.

Cualquiera de las partes podrá dar por concluido el presente convenio, previa notificación por escrito a su contraparte con treinta (30) días de anticipación.

DÉCIMA CUARTA. –Las partes convienen en que la inscripción del presente convenio ante el Instituto Mexicano de la Propiedad Industrial, deberá ser solicitado dentro de los treinta **(30)** días siguientes a la fecha de su celebración.

En caso que la inscripción del presente Convenio sea negada por el Instituto Mexicano de la Propiedad Industrial, **"EL DISTRIBUIDOR"** notificará a **"EL PRODUCTOR"**, las razones expuestas por dicho Instituto y le solicitará su consentimiento para modificar el presente convenio en los términos que indique el Instituto, antes de proceder nuevamente a someterlo para su inscripción.

DÉCIMA QUINTA. - Una vez inscrito el Convenio **"EL DISTRIBUIDOR"** entregará a **"EL PRODUCTOR"** una copia de la constancia de inscripción respectiva dentro de los quince **(15)** días siguientes a la fecha de inscripción.

DÉCIMA SEXTA. - Los avisos y notificaciones que en virtud de **"El Convenio"** deban darse **"Las Partes"**, deberán ser por escrito y entregadas en forma fehaciente a **"Las Partes"** en los domicilios que han dejado especificados en el presente convenio.

DÉCIMA SÉPTIMA. - **"Las Partes"** declaran que en la celebración del presente **Convenio** no existe dolo, lesión, mala fe, o algún otro vicio que pudieran invalidarlo, estando conformes las partes contratantes en que las cláusulas pactadas son justas y legítimas.

DÉCIMA OCTAVA. - En el caso de que una o más de las estipulaciones contenidas en **"El Convenio"** se lleguen a declarar como inválidas por mandamiento de autoridad judicial, las demás cláusulas aquí contenidas, continuarán con plena validez y efecto jurídico entre **"Las Partes"**.

DÉCIMA NOVENA - **"El Convenio"** representa la manifestación de la voluntad y tiene carácter de definitivo entre **"Las Partes"** en relación con su objeto, en virtud de lo cual, a partir de este momento deja sin efecto cualquier otro acuerdo oral, escrito, tácito o expreso, que en relación con el objeto de **"El Convenio"** pudiera existir entre **"Las Partes"**, debiendo subsistir única y exclusivamente la relación jurídica derivada de **"El Convenio".**

VIGÉSIMA. - Las partes están de acuerdo en que, para la interpretación y cumplimiento del presente convenio, así como en el caso de suscitarse alguna controversia y/o litigio, se someterán expresamente a la jurisdicción de los tribunales, leyes y territorio mexicano, en particular, los de la ciudad de **Guadalajara, Jalisco, México**, renunciando al fuero que les pudiese corresponder en razón de su domicilio presente o futuro.

VIGÉSIMA PRIMERA. - Esta versión en español, es la única con validez oficial.

Enteradas las partes del contenido y alcance legal del presente convenio y no existiendo, error, dolo, mala fe, o vicio alguno del consentimiento que pudiere invalidarlo, lo firman en **Guadalajara, Jalisco el 19 de marzo de 2021**

EL PRODUCTOR

LETICIA HERMOSILLO RAVELERO

EL DISTRIBUIDOR

SEAN DOLLINGER
DOLLINGER INNOVATIONS INC.

TESTIGO	**TESTIGO**
CONSTANZA REMONDA	**MIRIAM MARGARITA PÉREZ RAYGOZA**

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (the "Agreement") is entered into as of May 18, 2020 (the "Effective Date"), by and between DOLLINGER INNOVATIONS INC, a Canadian Business Corporations Act company ("Licensor"), and DOLLINGER HOLDINGS LLC, a Florida limited liability company.

RECITALS

WHEREAS, Licensor is the owner of certain intellectual property including trademarks for the brand SWOL awarded pursuant to and under the jurisdiction of Mexican law, and a patent for multipurpose labels pursuant to and under the jurisdiction of United States law (the "Propety") and

WHEREAS, Licensor as a Canadian company wishes to license the right to use the Property to a company based in the United States for purposes of sales and brand development in relation to the Property; and

WHEREAS, Licensee desires to acquire the right to use, develop and market the Intellectual Property in the United States on behalf of and in relation to Licensor.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and agreements so made, each of the party signatories hereby stipulates, has agreed, and does agree as follows:

ARTICLE I - INCORPORATION OF RECITALS

1. The foregoing Recitals are true and correct and are incorporated herein by reference.

ARTICLE II - DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1. "Entity" means any partnership, limited liability company, joint venture, corporation, or other business entity.

2. "End User" means a person to which Licensee intends to disclose the Quantum Quickies as part of the business offerings to the person by the Licensee, for their own personal, non-commercial use, in accordance with this Agreement.

3. "Intellectual Property Rights" shall include, but are not limited to, the following: the foregoing described Property, rights in know-how, trademarks, copyrights, patents, patent applications (including reissues, renewals, continuations, continuations-in-part, or divisions of any patent or patent application), trade secrets, instructions, improvements, modifications, suggestions, proposals, programs, ideas, writings, graphics, drawings, images, and the like of any sort whatsoever, and any embodiment including, but not limited to, documentation, drawings,

plans, specifications, results of technical investigations and research, assembly, and parts manuals, and any other proprietary information.

ARTICLE III - GRANTS

1. Licensor grants and agrees to grant to Licensee an exclusive license to Licensee to enable Licensee to use the Intellectual Property Rights by incorporating them into Licensee's business offerings to and with third parties within the United States.

ARTICLE IV - WARRANTIES

1. Licensor warrants that there are no outstanding agreements, understandings, or other restrictions that would prevent it from performing under this Agreement. Licensee warrants that there are no outstanding agreements, understandings, or other restrictions that would prevent it from performing under this Agreement.

2. Licensor warrants and represents to Licensee that the Intellectual Property Rights being licensed in accordance with this Agreement shall be free of any claims which may be made by a third party.

3. Licensor warrants that it is the owner of all right, title, and interest in and to the Intellectual Property Rights governed by this Agreement.

4. Licensee acknowledges and agrees that Licensor retains ownership of the Intellectual Property Rights as well as the underlying ideas, concepts, and designs in the Intellectual Property Rights, and that the rights of Licensee are limited to those granted in this Agreement.

ARTICLE V - SEVERABILITY

1. Whenever possible, each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be effective to the extent such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties under the circumstances.

ARTICLE VI - TERM

1. This Agreement shall commence on the Effective Date and will remain in full force and effect for as long as Licensee continues to use the Intellectual Property Rights pursuant to the license granted herein.

ARTICLE VII - TERMINATION

1. Licensor may terminate this Agreement, without cause and for any reason, upon 30 days' notice to the other party to this Agreement, in writing to the address set forth above.

ARTICLE VIII - JURISDICTION / LITIGATION / WAIVER OF JURY TRIAL / FEES

1. This Agreement shall be deemed entered into in the State of Florida and shall be construed and governed solely by the laws of the State of Florida, and it is further agreed that the conflicts-of-law rules of the State of Florida or any other jurisdiction shall not be utilized to result in the application of the law of any state other than Florida.

2. The parties agree that the sole venue of any controversy, action, litigation, or judicial dispute arising from this Agreement shall lie exclusively in the state trial court in Broward County, Florida.

3. The parties agree to waive the right to trial by jury in connection with any controversy, action, litigation, or judicial dispute arising from this Agreement.

4. In the event of any dispute or litigation arising from or related to this Agreement, the prevailing party in such dispute or litigation shall be entitled to recover from the other party its reasonable attorneys' fees and costs incurred in such dispute or litigation, including the reasonable attorneys' fees and costs incurred in any appeals associated from such dispute or litigation.

ARTICLE IX - AMENDMENT OR MODIFICATION TO AGREEMENT

1. No amendment or modification of this Agreement shall be valid or binding, unless such amendment or modification shall be made in writing and signed on behalf of both Licensor and Licensee by their proper officers duly authorized to do so.

ARTICLE X - TITLES AND DEFINITIONS

1. The Article titles of this Agreement are inserted for convenience only, and they shall not be construed as limiting in any manner.

ARTICLE XI - ASSIGNMENT

1. This Agreement and the rights granted under this Agreement to and the benefits and obligations of Licensor and Licensee may be assigned or transferred.

ARTICLE XII - ENFORCEMENT OF RIGHTS

1. The failure to enforce any of the terms and conditions of this Agreement by either of the parties shall not be deemed a waiver of any other right or privilege under this Agreement or a waiver of the right to claim damages for any deficiencies resulting from any misrepresentation, breach of warranty, or nonfulfillment of any obligation of any other party.

2. In order for there to be a waiver of any term or condition of this Agreement, such waiver must be in writing, and such waiver must be signed by the party making such waiver.

ARTICLE XIII - ALL RIGHTS RESERVED

1. Unless specifically granted herein, all rights in and to the Intellectual Property Rights are reserved to Licensor exclusively.

IN WITNESS OF THE ABOVE, each party has caused this Agreement to be executed by their duly authorized officers.

DOLLINGER INNOVATIONS INC

By: Sean Dollinger (Mar 19, 2021 20:05 PDT)
Print Name: Sean Dollinger
Position: Director

DOLLINGER HOLDINGS LLC

By: Sean Dollinger (Mar 19, 2021 20:05 PDT)
Print Name: Sean Dollinger
Position: Member Manager

PRODUCT DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into, as of July 1, 2020 (the "Effective Date") by and among Dollinger Holdings LLC ("Client") and Country Wine & Spirits, LLC ("Agency") who are sometimes referred to as "Party" and collectively as "Parties."

RECITALS

WHEREAS, Client has the right to use certain intellectual property relating to SWOL-branded tequila and related trademarks and patents and to distribute certain products using those marks and patents (the "Products") in the United States (the "Territory");

WHEREAS, Agency has access to established sales channels, both brick and mortar and through its e-commerce site "cwspirits.com," which Agency is willing and desires to use for sale of the Products; and

WHEREAS, the Parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which Agency may use the Products and by which Client will permit such use.

NOW, THEREFORE, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. PERFORMANCE OF SERVICES

   a. ENGAGEMENT. Client hereby engages Agency on the terms and conditions set forth in this Agreement.

   b. SERVICES. During the term of this Agreement, Agency shall provide the following services to Client (collectively, the "Services") in compliance with applicable law and the commercially reasonable directions of Client:

      i. BUSINESS DEVELOPMENT SERVICES. Identify new business opportunities and secure new customers for the Products.

      ii. RETAIL DISTRIBUTION STRATEGY. Prepare ongoing retail distribution strategies for Products, including existing and new buyers, sales channels, marketing strategy, and price negotiation.

      iii. IMPLEMENTATION OF SALES STRATEGY. Implement Client's sales strategy, including managing the relationships and acting as a liaison with the Client's appointed office personal.

c. BUSINESS TIME. Agency shall devote to the performance of its services hereunder such time as Agency in its discretion determines to be appropriate for performing the Services; provided that, the parties acknowledge and agree that Agency shall not be required to devote its exclusive business time to the performance of those Services.

d. LOCATION. Agency shall perform the Services primarily from its office, with such periodic travel to Client's offices and other locations as is reasonably required for the prompt, efficient, and economical performance of the Services.

e. ACCEPTANCE. Agency hereby accepts the engagement by Client pursuant to this paragraph, and agrees to perform the Services in a competent, efficient, and businesslike manner.

2. COMPENSATION. Client shall compensate Agency for Agency's Services pursuant to this Agreement as follows: Client shall advance all costs for importing and delivering the Products to Agency as required from time to time to perform the Services. Agency shall repay to Client from sales of the Products all such costs plus an additional amount equal to 20% of all such costs, representing a licensing fee for the Products.

a. TIMING OF PAYMENTS. Within thirty (30) days after the end of each calendar month during the period for which compensation is due pursuant to Paragraph 2, Client shall deliver to Agency (i) a written summary of the costs of the Products delivered to Agency during the immediately preceding calendar month; and (ii) Agency shall deliver to client a written summary of the Products sold in the Territory during the immediately preceding calendar month, and (ii) Agency shall deliver to Client a check or electronic transfer for the amount of compensation due under Paragraph 2.

b. NO WITHHOLDINGS. No income or other wage withholding taxes shall be withheld from amounts payable under Paragraph 2. Agency shall be solely responsible for all income taxes, self-employment taxes and other taxes which may be due with respect to the compensation payable under Paragraph 2.

3. OTHER AGREEMENTS OF PARTIES

a. COPIES OF ALL ORDERS AND RECEIVABLES IN TERRITORY. On request, Agency shall provide to Agency a recount for the previous calendar month of all orders shipped and pending. On request, Agency shall include a financial statement for the previous calendar month which sets out compensation paid and outstanding receivables on Territory accounts in connection with amounts due to Client pursuant to Paragraph 2.

b. AUDIT RIGHTS. Upon reasonable advance notice during the ninety (90) days following the last date as of which a payment is due from Agency to Client

pursuant to Paragraph 2, Client may inspect Agency's books and records to the extent reasonably required to confirm that Agency has paid to Agency the compensation due under Paragraph 2. Each such audit shall be conducted during regular weekday business hours at the offices of Agency Client may engage an accountant or other advisor to assist in such audit, including inspecting Agency's books and records pursuant to this Section 3.2.

c. ACCESS TO CLIENT INFORMATION. In order to enable Agency to perform the Services hereunder, Client from time to time during the term of this Agreement shall (a) provide Agency copies of all pertinent business, financial, and Product information pertaining to the Products and planned products marketed, distributed, and sold by Client, and (b) provide Agency access to such of Client's personnel to whom Agency reasonably requests access in order to perform the Services hereunder.

d. CONFIDENTIAL INFORMATION. Agency acknowledges that it may be exposed to Client's Confidential Information. Agency agrees that, during and after the Term, it shall use the Confidential Information solely for purposes of performing its obligations and/or exercising its rights under this Agreement, and shall not disclose to any third party any Confidential Information without the prior written consent of Client. Agency may disclose the Confidential Information only to its employees as is reasonably necessary to allow it to perform its obligations under this Agreement and to obtain the benefits thereof, provided that each such employee is under a written obligation of nondisclosure which protects the Confidential Information under terms substantially similar to those herein. For the purposes hereof "Confidential Information" shall mean any information disclosed by Client to Agency regarding the Products, proposed new products or other information related to Client's technology or business that Agency knows, or should know in light of the circumstances under which such information is disclosed, is Client's confidential or proprietary information. Notwithstanding the previous sentence, information shall not be deemed to be Confidential Information to the extent that such information: (a) was generally known and available in the public domain at the time it was disclosed or subsequently becomes generally known and available in the public domain through no fault of Agency; (b) was known to Agency at the time of disclosure; (c) is disclosed with the prior written approval of Client; (d) was independently developed by Agency without any use of the Confidential Information; or (e) becomes known to Agency from a source other than Vendor without breach of this Agreement by Agency and is otherwise not in violation of Client's rights (including, but not limited to, any violation of any confidentiality obligation of such source).

e. INTEREST ON DELINQUENCY. All amounts due hereunder shall bear interest at ten percent (10%) per annum if not paid within thirty (30) days of the due date.

4. TERM

a. TERM. The term of this Agreement shall commence on the Effective Date, and subject to sooner termination pursuant to Section 4(b) below, and expire on the one (1) year anniversary thereof. The Agreement will automatically renew for successive (1) year periods thereafter unless terminated sooner pursuant to Section 4(b).

b. TERMINATION OF AGREEMENT

i. TERMINATION BY AGENCY. Agency may elect to terminate this Agreement either:

(1) FOR CAUSE. If (A) Agency is not then in breach of this Agreement, (B) Client breaches its obligations hereunder, and (C) Client fails to cure such breach within seven (7) days following the date on which Agency delivers to Client written notice of such breach describing in reasonable detail the circumstances giving rise to such breach and the specific Sections of this Agreement alleged to be breached thereby. Any termination under this Section shall not be effective prior to the expiration of such 7-day period.

(2) WITHOUT CAUSE. Without cause or breach by Client, by delivering to Client a written notice of termination that specifies the termination date (not sooner than thirty (30) days following delivery of such notice).

ii. TERMINATION BY CLIENT. Client may elect to terminate this Agreement either:

(1) FOR CAUSE, UPON NOTICE. If (A) Client is not then in breach of this Agreement, (B) Agency breaches his obligations hereunder, and (C) Agency fails to cure such breach within seven (7) days following the date on which Client delivers to Agency written notice of such breach, describing in reasonable detail the circumstances giving rise to such breach and the specific Sections of this Agreement alleged to be breached thereby. Any termination under this Section shall not be effective prior to the expiration of such 7-day period.

(2) FOR CAUSE, EFFECIVE IMMEDIATELY. Client may terminate this Agreement effective immediately upon the occurrence of any of the following events: a) any of Agency's officers, directors, shareholders, employees or agents engage in an act involving moral turpitude; b) Agency or any of Agency's officers, directors, shareholders or employees is charged with a crime punishable as a felony or an act involving dishonesty or

deception; or c) any of Agency's officers, directors, shareholders or employees otherwise engage in an act which exposes Client or any of Client's officers, directors, shareholders, employees, or agents to infamy or ridicule, or which imputes to any of them conduct, characteristics or conditions incompatible with the proper exercise of Client's lawful business, trade, profession and/or office.

(3) WITHOUT CAUSE. Without cause or breach by Agency, by delivering to Agency a written notice of termination that specifies the termination date (not sooner than thirty (30) days following delivery of such notice).

c. EFFECT OF EXPIRATION OR TERMINATION. Upon the expiration or termination of this Agreement in accordance with its terms:

i. CESSATION OF AGENCY'S ENGAGEMENT. Agency shall cease holding itself out as having any affiliation with Client.

ii. AUDIT RIGHTS. Client shall retain audit rights pursuant to Paragraph 3(b) above.

d. ACCRUED COMPENSATION. Agency shall continue to be obligated to pay Client for all compensation accrued under Paragraph 2, above, with respect to all periods for which Products were sold.

5. ADDITIONAL AGREEMENTS OF PARTIES

a. STATUS. Agency acknowledges that in performing Services pursuant to this Agreement, Agency (a) shall be an independent contractor and not an employee of Client, (b) shall not be entitled to participate in any fringe benefit programs established by Client for the benefit of its employees, and (c) shall be solely responsible for paying prior to delinquency, and shall indemnify, defend, and hold Client free and harmless from and against, all income taxes, self-employment taxes, and other taxes (including any interest and penalties with respect thereto) imposed on the fees and expense reimbursements paid by Client to Agency pursuant to this Agreement.

b. LIMITATION ON AUTHORITY. Agency shall not be an agent of Client and shall have no authority to bind Client or incur any liabilities in the name of Client, except with the prior written consent of Client (which consent may be withheld in the absolute discretion of Client). The fact that Agency is a party to this Agreement shall not constitute authority to bind Client or incur any liabilities in the name of Client.

c. INDEMNITY BY CLIENT. Except for any liabilities arising hereunder by reason of Agency's gross negligence or breach of his obligations hereunder, Client shall indemnify, defend, and hold Agency free and harmless from and against all claims, costs, damages, and expenses arising from or relating to Agency's performance of Services hereunder.

d. INDEMNITY BY AGENCY. Agency shall indemnify, defend and hold Client free and harmless from and against all claims, costs, damages and expenses arising from or relating to Agency's grossly negligent performance of the Services, or his breach of his obligations hereunder.

6. MISCELLANEOUS

a. NOTICES. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when Personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, (c) on the date on which transmitted by facsimile, email, or other electronic means producing a tangible receipt evidencing a successful transmission, or (d) on the next business day after the day on which deposited with a regulated public carrier (e.g., Federal Express), freight prepaid, addressed to the Party for whom intended at the mailing address set forth on the signature page of this Agreement, or such other mailing or street address, facsimile number, or email address, notice of which has been delivered in a manner permitted by this Section.

b. FURTHER ASSURANCES. Each Party agrees, upon the request of the other Party, to make, execute, and deliver such additional documents, and to take such additional actions, as may be reasonably necessary to effectuate the purposes of this Agreement.

c. BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and each of its respective successors and assigns; provided that (a) the obligations of Client hereunder shall be deemed to be assumed by, and shall be automatically binding upon, any Person that acquires all or substantially all of the assets of Client other than in the ordinary course of Client's business, and (b) Agency may not delegate his obligations hereunder except with the prior written consent of Client.

d. COMPLETE AGREEMENT; AMENDMENTS. This Agreement (a) contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, concerning such subject matter, and (b) shall not be modified or amended, except by a written instrument executed

after the effective date hereof by the Party sought to be charged with such amendment or modification.

e. ATTORNEYS' FEES. If any action is commenced to construe this Agreement or to enforce any of the rights and duties created herein, then the Party prevailing in that action shall be entitled to recover its costs and attorneys' fees in that action incurred before filing that action, during that action, and through all appellate levels, as well as all costs and fees of enforcing any judgment entered therein.

f. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with Florida law (other than its conflict-of-law principles), and each Party hereby consents to exclusive venue and personal jurisdiction of the state and federal courts located within the Southern District of Florida of all actions commenced to construe or enforce this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective as of the date set forth above.

DOLLINGER HOLDINGS LLC	COUNTRY WINE & SPIRITS, LLC
By: Sean Dollinger (Mar 19, 2021 20:08 PDT)	By: Shawn Kattoula (Mar 24, 2021 12:12 PDT)
Sean Dollinger	Shawn Kattoula
As: Member Manager	As: Member Manager

SCHEDULE 2.1(c)

Trademarks SWOL and all associated trade dress and intellectual property rights.

Patent Application 62942025 Registered to Dollinger Innovations for "Multipurpose Labels"

All labels, logos and other branding bearing the SWOL marks or any mark substantially similar to the same.

SCHEDULE 2.5

Buyer Shares pursuant to Paragraph 2.5 shall be issued as follows:

Name	Number of Shares
Yaakov Levtov 4 Rachel Street Tel Aviv Isreal	16,000,000

SECTION 3.2

CLOSING DELIVERABLES FROM SELLERS AS TO AUTHORITY AND CONSENT

CERTIFICATE OF OFFICER

OF

DOLLINGER HOLDINGS LLC

I HEREBY CERTIFY that I am the sole Member Manager of DOLLINGER HOLDINGS LLC, and that attached hereto is a true, correct and complete copy of the Company's Articles of Organization filed with the Florida Secretary of State. I further certify that as a single member limited liability company, the company is not required to have nor does it have bylaws or an operating agreement.

Sean Dollinger (Mar 18, 2022 13:38 PDT)

SEAN DOLLINGER

Electronic Articles of Organization
For
Florida Limited Liability Company

L20000050075
FILED 8:00 AM
February 12, 2020
Sec. Of State
jafason

Article I

The name of the Limited Liability Company is:

DOLLINGER HOLDINGS LLC

Article II

The street address of the principal office of the Limited Liability Company is:

2699 STIRLING ROAD
SUITE A-105
FORT LAUDERDALE, FL. US 33312

The mailing address of the Limited Liability Company is:

2699 STIRLING ROAD
SUITE A-105
FORT LAUDERDALE, FL. US 33312

Article III

The name and Florida street address of the registered agent is:

HOLIDAY HUNT RUSSELL PLLC
2699 STIRLING ROAD
SUITE A-105
FORT LAUDERDALE, FL. 33312

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: HOLIDAY HUNT RUSSELL

Article IV

L20000050075
FILED 8:00 AM
February 12, 2020
Sec. Of State
jafason

The name and address of person(s) authorized to manage LLC:

Title: MGR
SEAN DOLLINGER
2699 STIRLING ROAD SUITE A-105
FORT LAUDERDALE, FL. 33312 US

Signature of member or an authorized representative

Electronic Signature: SEAN DOLLINGER

I am the member or authorized representative submitting these Articles of Organization and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of the LLC and every year thereafter to maintain "active" status.

CORRECTED MINUTES OF SPECIAL MEETING

OF DIRECTORS

OF

DOLLINGER HOLDINGS LLC

The Special Meeting of Directors of the above-captioned Corporation occurred as set forth in the written Waiver of Notice signed by the Directors fixing such time and place, and prefixed to the minutes of this meeting.

There were present the following: Sean Dollinger being all the Directors of the Company.

The meeting was called to order by Sean Dollinger.

It was moved, seconded and unanimously carried that Sean Dollinger act as Chairman and Secretary.

The Chairman noted that it was in order to consider for approval that certain Asset Purchase Agreement by and between the Company, Dollinger Innovations LLC and Sean Dollinger individually, as Seller, and LQR House Inc, a Delaware Company, as Buyer, respecting conveyance of sale of certain assets, assumption of certain liabilities and assignment of certain contracts of the Company, the contract being appended to these minutes. Upon motion duly made, seconded and unanimously carried, the referenced Asset Purchase Agreement be and the same is hereby APPROVED AND RATIFIED by the Company. Sean Dollinger is hereby authorized to execute on behalf of the Company the referenced Asset Purchase Agreement and all documents ancillary and related to the Asset Purchase Agreement, and to talk any and all other action necessary and proper to consummation of the agreement of the parties to the Asset Purchase Agreement.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, it was adjourned.

Sean Dollinger (Mar 19, 2021 10:50 PDT)

Sean Dollinger, Secretary

Attest:

Board of Directors

Sean Dollinger (Mar 19, 2021 10:50 PDT)

Sean Dollinger

WAIVER OF NOTICE OF SPECIAL MEETING OF
MEMBERS OF
DOLLINGER HOLDINGS LLC

We, the undersigned, being all of the Members of the Company, hereby agree and consent that a special meeting of the Members be held on the date and time, and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting, or at any adjournment or adjournments thereof, as may be deemed advisable by the Members present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof, shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

Place of Meeting: Via Videoconference

Date of Meeting: March 18, 2021

Time of Meeting: 1:30 p.m. EDT

Dated: March 17, 2021

Sean Dollinger (Mar 18, 2021 13:38 PDT)

Sean Dollinger

CERTIFICATE OF OFFICER

OF

DOLLINGER INNOVATIONS INC.

I HEREBY CERTIFY that I on behalf of DOLLINGER INNOVATIONS INC., and that attached hereto is a true, correct and complete copy of the Company's Articles of Incorporation and Articles of Continuation filed pursuant to the Canada Business Corporations Act - 2018-07-11. I further certify that as a single shareholder corporation, the corporation is not required to have nor does it have bylaws or an operating agreement.

Sean Dollinger (Mar 18, 2021 13:38 PDT)

SEAN DOLLINGER, authorized officer

The Corporations Act
ARTICLES OF INCORPORATION (share capital)

Manitoba

Manitoba

CERTIFICATE / CERTIFICAT
ARTICLES EFFECTIVE /
LES STATUTS PRENNENT EFFET LE

01 OCT / OCT 2013

DIRECTOR/DIRECTEUR
The Corporations Act /Loi sur les corporations

1. Name of Corporation

6792333 MANITOBA LTD.

2. The address in full of the registered office (include postal code)

30th Floor, 360 Main Street
Winnipeg, MB R3C 4G1

3. Number (or minimum and maximum number) of directors

Such number as may be designated from time to time by resolution of the directors provided that the minimum number of directors shall be one and the maximum number of directors shall be ten.

4. First directors

Name in full	Address in full (include postal code)
Sherry L. Klassen	30th Floor, 360 Main Street Winnipeg, MB R3C 4G1

5. The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of Class A common shares
An unlimited number of Class B common shares
An unlimited number of Class C common shares
An unlimited number of Class D common shares

An unlimited number of Class A preference shares
An unlimited number of Class B preference shares
An unlimited number of Class C preference shares
An unlimited number of Class D preference shares
An unlimited number of Class E preference shares
An unlimited number of Class F preference shares

6. The rights, privileges, restrictions and conditions attaching to the shares, if any

The annexed Schedule I is incorporated in this form.

7. Restrictions, if any, on share transfers

No share or shares of the Corporation shall be transferred without the unanimous consent of the directors of the Corporation expressed either by resolution or by an instrument or instruments in writing.

8. Restrictions, if any, on business the corporation may carry on

None

9. Other provisions, if any

None

10. I have satisfied myself that, the proposed name of the corporation is not the same as or similar to the name of any known body corporate, association, partnership, individual or business so as to be likely to confuse or mislead.

11. Incorporators

Name in full	Address in full (include postal code)	Signature
Sherry L. Klassen	30th Floor, 360 Main Street Winnipeg, MB R3C 4G1	

Note: If any First Director named in paragraph 4 is not an Incorporator, a Form 3 "Consent to Act as a First Director" must be attached. State the full civic address in paragraphs 2, 4 and 11 – a P.O. box number alone is not acceptable.

OFFICE USE ONLY

Corporation Number: 6792333

Business Number: 833699630 MC0001

SCHEDULE I TO ARTICLES OF INCORPORATION

OF

6792333 MANITOBA LTD.

(hereinafter called the "Corporation")

1. The Class A common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class A common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to *The Corporations Act* of Manitoba (the "Act") only holders of a specified class of shares other than the Class A common shares are entitled to vote) and shall be entitled to one vote thereat for each Class A common share held by them respectively.

(b) The holders of Class A common shares shall be entitled to receive dividends when, as and if declared thereon by the Board of Directors of the Corporation (the "Board").

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class A common shares shall be entitled to receive rateably with the holders of the Class B common, Class C common and Class D common shares any remaining property or assets of the Corporation.

2. The Class B common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class B common shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

(b) The holders of Class B common shares shall be entitled to receive dividends when, as and if declared thereon by the Board.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class B common

shares shall be entitled to receive rateably with the holders of Class A common, Class C common and Class D common shares any remaining property or assets of the Corporation.

3. The Class C common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class C common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the Act only holders of a specified class of shares other than the Class C common shares are entitled to vote) and shall be entitled to two votes thereat for each Class C common share held by them respectively.

(b) The holders of Class C common shares shall be entitled to receive dividends when, as and if declared thereon by the Board.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class C common shares shall be entitled to receive rateably with the holders of the Class A common, Class B common and Class D common shares any remaining property or assets of the Corporation.

4. The Class D common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class D common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the Act, only holders of a specified class of shares other than the Class D common shares are entitled to vote) and shall be entitled to three votes thereat for each Class D common share held by them respectively.

(b) The holders of Class D common shares shall be entitled to receive dividends when, as and if declared thereon by the Board.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class D common shares shall be entitled to receive rateably with the holders of Class A common, Class B common and Class C common shares any remaining property or assets of the Corporation.

5. The Class A preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class A preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class A Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class A preference shares, divided rateably amongst the holders thereof. If, within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class A preference shares for such financial year, then the rights of the holders of the Class A preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class A preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class A preference share held by them, an amount equivalent to the Class A Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class A preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class A preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class A preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class A preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class A preference share an amount equivalent to the Class A Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class A preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and, if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A preference shares on payment, subject to the provisions

of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class A preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class A preference shares then outstanding were issued, divided by the number of Class A preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class A Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class A preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class A preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class A Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class A preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that, with the consent of the holders of all of the then outstanding Class A preference shares, the Class A preference shares to be redeemed may be selected in any other manner including, without limitation, the selection of all or any part of the Class A preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class A preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class A preference shares to be redeemed of the intention of the Corporation to redeem such Class A preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class A preference shares to be redeemed, for each Class A preference share to be redeemed, the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class A preference shares to be redeemed. If any holder has not surrendered the certificate for a Class A preference share to be redeemed, the Corporation may pay the Class A Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class A preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class A preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class A preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving

without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class A preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class A preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class A preference share to be redeemed, of an amount equivalent to the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class A preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class A preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class A preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class A preference shares to be redeemed, for each Class A preference share to be redeemed, the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class A preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class A preference share then held by them respectively.

6. The Class B preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class B preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class B Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class B preference shares, divided rateably amongst the holders thereof. If, within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class B preference shares for such financial year, then the rights of the holders of the Class B preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class B

preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares of the amounts to which they are entitled as herein provided, the holders of the Class B preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class B preference share held by them, an amount equivalent to the Class B Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class B preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class C preference shares, Class D preference shares, Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class B preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class B preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class B preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class B preference share an amount equivalent to the Class B Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class B preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class B preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class B preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class B preference shares then outstanding were issued, divided by the number of Class B preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada), and is herein referred to as the "Class B Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class B preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class B preference shares were issued, is greater than or

less than the fair market value determined by the Board, then the Class B Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class B preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that, with the consent of the holders of all of the then outstanding Class B preference shares, the Class B preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class B preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class B preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class B preference shares to be redeemed of the intention of the Corporation to redeem such Class B preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class B preference shares to be redeemed, for each Class B preference share to be redeemed, the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class B preference shares to be redeemed. If any holder has not surrendered the certificate for a Class B preference share to be redeemed, the Corporation may pay the Class B Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class B preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class B preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class B preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class B preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class B preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class B preference share to be redeemed, of an amount equivalent to the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class B preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class B preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class B preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class B preference shares to be redeemed, for each Class B preference share to be redeemed, the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class B preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class B preference share then held by them respectively.

(i) On the death of any holder of said Class B preference shares or on the transfer of any of the said Class B preference shares, whether legally or equitably, the entire class of Class B preference shares shall forthwith cease to have attached thereto any voting right and thereafter no share of the said Class B preference shares shall entitle the holder thereof to any vote or to receive notice of or to attend any meeting of the shareholders of the Corporation except where specifically required by the Act and, for greater certainty, the word "transfer" where used herein shall not include a redemption nor a purchase for cancellation of Class B preference shares.

7. The Class C preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class C preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class C Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class C preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class C preference shares for such financial year, then the rights of the holders of the Class C preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class C preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares or Class B preference shares of the amounts to which they are entitled as herein provided, the holders of the Class C preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class C preference share held by them, an amount equivalent to the Class C Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class C preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class D preference shares, Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class C preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class C preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class C preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class C preference share an amount equivalent to the Class C Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class C preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and, if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class C preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class C preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class C preference shares then outstanding were issued, divided by the number of Class C preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class C Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class C preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class C preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class C Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other

amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class C preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class C preference shares, the Class C preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class C preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class C preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class C preference shares to be redeemed of the intention of the Corporation to redeem such Class C preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class C preference shares to be redeemed, for each Class C preference share to be redeemed, the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class C preference shares to be redeemed. If any holder has not surrendered the certificate for a Class C preference share to be redeemed, the Corporation may pay the Class C Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class C preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class C preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class C preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class C preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class C preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class C preference share to be redeemed, of an amount equivalent to the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate

or certificates representing Class C preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class C preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class C preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class C preference shares to be redeemed, for each Class C preference share to be redeemed, the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class C preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

8. The Class D preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class D preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class D Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class D preference shares, divided rateably amongst the holders thereof. If, within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class D preference shares for such financial year, then the rights of the holders of the Class D preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class D preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares and Class C preference shares of the amounts to which they are entitled as herein provided, the holders of Class D preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class D preference share held by them, an amount equivalent to the Class D Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class D preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class D preference shares

of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class D preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class D preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class D preference share an amount equivalent to the Class D Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class D preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class D preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class D preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class D preference shares then outstanding were issued, divided by the number of Class D preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class D Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class D preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class D preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class D Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class D preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that, with the consent of the holders of all of the then outstanding Class D preference shares, the Class D preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class D preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class D preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class D preference shares to be redeemed of the intention of the Corporation to redeem such Class D preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class D preference shares to be redeemed, for each Class D preference share to be redeemed, the Class D Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class D preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class D preference shares to be redeemed. If any holder has not surrendered the certificate for a Class D preference share to be redeemed, the Corporation may pay the Class D Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class D preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class D preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class D preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class D preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class D preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class D preference share to be redeemed, of an amount equivalent to the Class D Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class D preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class D preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class D preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class D preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class D preference shares to be redeemed, for each Class D preference share to be redeemed, the Class D Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class D preference share. If a part only of the shares

represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class D preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class D preference share then held by them respectively.

(i) On the death of any holder of said Class D preference shares or on the transfer of any of the said Class D preference shares, whether legally or equitably, the entire class of Class D preference shares shall forthwith cease to have attached thereto any voting right and thereafter no share of the said Class D preference shares shall entitle the holder thereof to any vote or to receive notice of or to attend any meeting of the shareholders of the Corporation except where specifically required by the Act and for greater certainty the word "transfer" where used herein shall not include a redemption nor a purchase for cancellation of Class D preference shares.

9. The Class E preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class E preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class E Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class E preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation the Board in its discretion shall not have declared the said dividend on the Class E preference shares for such financial year, then the rights of the holders of the Class E preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class E preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares or Class D preference shares of the amounts to which they are entitled as herein provided, the holders of the Class E preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class E preference share held by them, an amount equivalent to the Class E Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class E preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class F preference shares or any common shares. After payment to the holders of the Class E preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class E preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class E preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class E preference share an amount equivalent to the Class E Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class E preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class E preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class E preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class E preference shares then outstanding were issued, divided by the number of Class E preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class E Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class E preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class E preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class E Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class E preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class E preference shares, the Class E preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class E preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class E preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class E preference shares to be redeemed of the intention of the Corporation to redeem such Class E preference shares. On the date specified

by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class E preference shares to be redeemed, for each Class E preference share to be redeemed, the Class E Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class E preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class E preference shares to be redeemed. If any holder has not surrendered the certificate for a Class E preference share to be redeemed, the Corporation may pay the Class E Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class E preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class E preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class E preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class E preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class E preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class E preference share to be redeemed, of an amount equivalent to the Class E Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class E preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class E preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class E preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class E preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class E preference shares to be redeemed, for each Class E preference share to be redeemed, the Class E Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class E preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class E preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

10. The Class F preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class F preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class F Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class F preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared the said dividend on the Class F preference shares for such financial year, then the rights of the holders of the Class F preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class F preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares and Class E preference shares of the amounts to which they are entitled as herein provided, the holders of the Class F preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class F preference share held by them, an amount equivalent to the Class F Preference Share Redemption Price (as herein defined) together with all dividends declared and remaining unpaid on such Class F preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any common shares. After payment to the holders of the Class F preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class F preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class F preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class F preference share an amount equivalent to the Class F Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class F preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such

tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class F preference shares on payment, subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class F preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class F preference shares then outstanding were issued, divided by the number of Class F preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class F Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class F preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class F preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class F Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class F preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class F preference shares, the Class F preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class F preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class F preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class F preference shares to be redeemed of the intention of the Corporation to redeem such Class F preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class F preference shares to be redeemed, for each Class F preference share to be redeemed, the Class F Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class F preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class F preference shares to be redeemed. If any holder has not surrendered the certificate for a Class F preference share to be redeemed, the Corporation may pay the Class F Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class F preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class F

preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class F preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class F preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class F preference shares of such holder on payment subject to the provisions of s.34(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class F preference share to be redeemed, of an amount equivalent to the Class F Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class F preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class F preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class F preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class F preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class F preference shares to be redeemed, for each Class F preference share to be redeemed, the Class F Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class F preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class F preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class F preference share then held by them respectively.

11. A dividend may be declared on any class of shares of the Corporation without there being a dividend declared on any other class of shares of the Corporation and different rates of dividends may be declared on the different classes of shares of the Corporation, all in the discretion of the Board.

12. Each class of preference shares may be issued in one or more series. The directors of the Corporation may by resolution from time to time divide any class of preference shares into series and fix the number of preference shares in each series to determine the designation of, the rights, privileges, restrictions and conditions attaching to and the redemption price of, the preference shares of each series. Any reference to a class of preference shares of the Corporation in the Articles of the Corporation shall be read as a reference to a series of a class of preference shares of the capital stock of the Corporation, where the class includes shares of two or more series.

13. A holder of a fractional share issued by the Corporation is entitled to exercise voting rights and to receive a dividend in respect of the fractional share in accordance with the rights attaching to the shares of that class of the Corporation subject only to the following limitations, namely:

(a) a holder of a fractional share is entitled to one vote on a show of hands at all meetings at which holders of such class of shares are entitled to vote but if a ballot be demanded, the vote of the holder of the fractional share shall only be counted as a fractional vote in the same fraction as the share held by such holder;

(b) the amount of the dividend to which the holder of a fractional share is entitled to receive in respect of the fractional share shall be calculated as a fraction of the amount of the dividend which a holder of a full share of such class is entitled to receive, the fraction for purposes of such calculation to be equal to the fraction which the fractional share represents to a full share.

Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

Dollinger Innovations Inc.

Corporate name / Dénomination sociale

1088161-9

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of continuance of which are attached, is continued under section 187 of the *Canada Business Corporations Act* (CBCA).

JE CERTIFIE que la société susmentionnée, dont les clauses de prorogation sont jointes, est prorogée en vertu de l'article 187 de la *Loi canadienne sur les sociétés par actions* (LCSA).

Virginie Ethier

Virginie Ethier

Director / Directeur

2018-07-11

Date of Continuance (YYYY-MM-DD)
Date de prorogation (AAAA-MM-JJ)

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 11
Articles of Continuance
Canada Business Corporations Act (CBCA) (s. 187)

Formulaire 11
Clauses de prorogation
Loi canadienne sur les sociétés par actions (LCSA) (art. 187)

1 Corporate name
Dénomination sociale

Dollinger Innovations Inc.

2 The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social

MB

3 The classes and the maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d'actions que la société est autorisée à émettre

See attached schedule / Voir l'annexe ci-jointe

4 Restrictions on share transfers
Restrictions sur le transfert des actions

See attached schedule / Voir l'annexe ci-jointe

5 Minimum and maximum number of directors
Nombre minimal et maximal d'administrateurs

Min. 1 Max. 10

6 Restrictions on the business the corporation may carry on
Limites imposées à l'activité commerciale de la société

None

7 (1) If change of name effected, previous name
S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

6792333 MANITOBA LTD.

(2) Details of incorporation
Détails de la constitution

Incorporated under The Corporations Act (Manitoba) on October 1, 2013

8 Other Provisions
Autres dispositions

None

9 Declaration: I certify that I am a director or an officer of the company continuing into the CBCA.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société se prorogeant sous le régime de la LCSA.

Original signed by / Original signé par

Sean Dollinger

Sean Dollinger

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

SCHEDULE I TO ARTICLES OF CONTINUANCE

OF

Dollinger Innovations Inc.

(hereinafter called the "Corporation")

1. The Class A common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class A common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the *Canada Business Corporations Act* (the "Act") only holders of a specified class of shares other than the Class A common shares are entitled to vote) and shall be entitled to one vote thereat for each Class A common share held by them respectively.

(b) The holders of Class A common shares shall be entitled to receive dividends when, as and if declared thereon by the Board of Directors of the Corporation (the "Board").

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class A common shares shall be entitled to receive rateably with the holders of the Class B common, Class C common and Class D common shares any remaining property or assets of the Corporation.

2. The Class B common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class B common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the Act) only holders of a specified class of shares other than the Class B common shares are entitled to vote) and shall be entitled to one vote thereat for each Class B common share held by them respectively.

(b) The holders of Class B common shares shall be entitled to receive dividends when, as and if declared thereon by the Board.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class B common shares shall be entitled to receive rateably with the holders of Class A common, Class C common and Class D common shares any remaining property or assets of the Corporation.

3. The Class C common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class C common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the Act only holders of a specified class of shares other than the Class C common shares are entitled to vote) and shall be entitled to two votes thereat for each Class C common share held by them respectively.

(b) The holders of Class C common shares shall be entitled to receive dividends when, as and if declared thereon by the Board.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class C common shares shall be entitled to receive rateably with the holders of the Class A common, Class B common and Class D common shares any remaining property or assets of the Corporation.

4. The Class D common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of Class D common shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation (except meetings at which pursuant to the Act, only holders of a specified class of shares other than the Class D common shares are entitled to vote) and shall be entitled to three votes thereat for each Class D common share held by them respectively.

(b) The holders of Class D common shares shall be entitled to receive dividends when, as and if declared thereon by the Board.

(c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares and Class F preference shares of the amounts to which they are entitled as hereafter provided, the holders of the Class D common shares shall be entitled to receive rateably with the holders of Class A common, Class B common and Class C common shares any remaining property or assets of the Corporation.

5. The Class A preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class A preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class A Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class A preference shares, divided rateably amongst the holders thereof. If, within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class A preference shares for such financial year, then the rights of the holders of the Class A preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class A preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Class A preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class A preference share held by them, an amount equivalent to the Class A Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class A preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class B preference shares, Class C preference shares, Class D preference shares, Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class A preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class A preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class A preference shares, by private contract

at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class A preference share an amount equivalent to the Class A Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class A preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and, if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A preference shares on payment, subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class A preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class A preference shares then outstanding were issued, divided by the number of Class A preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class A Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class A preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class A preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class A Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class A preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that, with the consent of the holders of all of the then outstanding Class A preference shares, the Class A preference shares to be redeemed may be selected in any other manner including, without limitation, the selection of all or any part of the Class A preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class A preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class A preference shares to be redeemed of the intention of the Corporation to redeem such Class A preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to

the order of the registered holder of the Class A preference shares to be redeemed, for each Class A preference share to be redeemed, the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class A preference shares to be redeemed. If any holder has not surrendered the certificate for a Class A preference share to be redeemed, the Corporation may pay the Class A Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class A preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class A preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class A preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class A preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class A preference shares of such holder on payment subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class A preference share to be redeemed, of an amount equivalent to the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class A preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class A preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class A preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class A preference shares to be redeemed, for each Class A preference share to be redeemed, the Class A Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class A preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class A preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class A preference share then held by them respectively.

6. The Class B preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class B preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class B Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class B preference shares, divided rateably amongst the holders thereof. If, within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class B preference shares for such financial year, then the rights of the holders of the Class B preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class B preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares of the amounts to which they are entitled as herein provided, the holders of the Class B preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class B preference share held by them, an amount equivalent to the Class B Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class B preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class C preference shares, Class D preference shares, Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class B preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class B preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class B preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class B preference share an amount equivalent to the Class B Preference Share Redemption Price (as hereinafter

defined) and all dividends declared and remaining unpaid on such Class B preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class B preference shares on payment, subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class B preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class B preference shares then outstanding were issued, divided by the number of Class B preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada), and is herein referred to as the "Class B Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class B preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class B preference shares were issued, is greater than or less than the fair market value determined by the Board, then the Class B Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class B preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that, with the consent of the holders of all of the then outstanding Class B preference shares, the Class B preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class B preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class B preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class B preference shares to be redeemed of the intention of the Corporation to redeem such Class B preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class B preference shares to be redeemed, for each Class B preference share to be redeemed, the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on

such Class B preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class B preference shares to be redeemed. If any holder has not surrendered the certificate for a Class B preference share to be redeemed, the Corporation may pay the Class B Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class B preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class B preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class B preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class B preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class B preference shares of such holder on payment subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class B preference share to be redeemed, of an amount equivalent to the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class B preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class B preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class B preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class B preference shares to be redeemed, for each Class B preference share to be redeemed, the Class B Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class B preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class B preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation

and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

7. The Class C preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class C preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class C Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class C preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class C preference shares for such financial year, then the rights of the holders of the Class C preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class C preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares and Class B preference shares of the amounts to which they are entitled as herein provided, the holders of the Class C preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class C preference share held by them, an amount equivalent to the Class C Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class C preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class D preference shares, Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class C preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class C preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class C preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class C preference share an amount equivalent to the Class C Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class C preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and, if such tenders are accepted by

the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class C preference shares on payment, subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class C preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class C preference shares then outstanding were issued, divided by the number of Class C preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class C Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class C preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class C preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class C Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class C preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class C preference shares, the Class C preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class C preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class C preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class C preference shares to be redeemed of the intention of the Corporation to redeem such Class C preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class C preference shares to be redeemed, for each Class C preference share to be redeemed, the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class C preference shares to be redeemed. If any holder has not surrendered the certificate for a Class C

preference share to be redeemed, the Corporation may pay the Class C Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class C preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class C preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class C preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class C preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class C preferenee shares of such holder on payment subject to the provisions of s.36(2) of the Act. as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class C preference share to be redeemed, of an amount equivalent to the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C preference share

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class C preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class C preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class C preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class C preference shares to be redeemed, for each Class C preference share to be redeemed, the Class C Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class C preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class C preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

8. The Class D preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class D preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class D Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class D preference shares, divided rateably amongst the holders thereof. If, within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared said dividend on the Class D preference shares for such financial year, then the rights of the holders of the Class D preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class D preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares and Class C preference shares of the amounts to which they are entitled as herein provided, the holders of Class D preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class D preference share held by them, an amount equivalent to the Class D Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class D preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class E preference shares, Class F preference shares or any common shares. After payment to the holders of the Class D preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class D preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class D preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class D preference share an amount equivalent to the Class D Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class D preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then, unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid

the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class D preference shares on payment, subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class D preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class D preference shares then outstanding were issued, divided by the number of Class D preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class D Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class D preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class D preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class D Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class D preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that, with the consent of the holders of all of the then outstanding Class D preference shares, the Class D preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class D preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class D preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class D preference shares to be redeemed of the intention of the Corporation to redeem such Class D preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class D preference shares to be redeemed, for each Class D preference share to be redeemed, the Class D Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class D preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class D preference shares to be redeemed. If any holder has not surrendered the certificate for a Class D preference share to be redeemed, the Corporation may pay the Class D Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class D preference share to an account in any chartered bank in Canada (of which

notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class D preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class D preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class D preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class D preference shares of such holder on payment subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class D preference share to be redeemed, of an amount equivalent to the Class D Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class D preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class D preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class D preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class D preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class D preference shares to be redeemed, for each Class D preference share to be redeemed, the Class D Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class D preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class D preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class D preference share then held by them respectively.

(i) On the death of any holder of said Class D preference shares or on the transfer of any of the said Class D preference shares, whether legally or equitably, the entire class of Class D preference shares shall forthwith cease to have attached thereto

any voting right and thereafter no share of the said Class D preference shares shall entitle the holder thereof to any vote or to receive notice of or to attend any meeting of the shareholders of the Corporation except where specifically required by the Act and for greater certainty the word "transfer" where used herein shall not include a redemption nor a purchase for cancellation of Class D preference shares.

9. The Class E preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class E preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class E Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class E preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation the Board in its discretion shall not have declared the said dividend on the Class E preference shares for such financial year, then the rights of the holders of the Class E preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class E preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares and Class D preference shares of the amounts to which they are entitled as herein provided, the holders of the Class E preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class E preference share held by them, an amount equivalent to the Class E Preference Share Redemption Price (as hereinafter defined) together with all dividends declared and remaining unpaid on such Class E preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any Class F preference shares or any common shares. After payment to the holders of the Class E preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class E preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class E preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class E preference share an amount

equivalent to the Class E Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class E preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class E preference shares on payment, subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class E preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class E preference shares then outstanding were issued, divided by the number of Class E preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class E Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class E preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class E preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class E Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class E preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class E preference shares, the Class E preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class E preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class E preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class E preference shares to be redeemed of the intention of the Corporation to redeem such Class E preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class E preference shares to be redeemed, for each Class E preference share to be redeemed, the Class E Preference Share

Redemption Price together with all dividends declared and remaining unpaid on such Class E preference share, on presentation and surrender to the Corporation of the certificate or certificates representing the Class E preference shares to be redeemed. If any holder has not surrendered the certificate for a Class E preference share to be redeemed, the Corporation may pay the Class E Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class E preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class E preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class E preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class E preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class E preference shares of such holder on payment subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class E preference share to be redeemed, of an amount equivalent to the Class E Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class E preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class E preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class E preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class E preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class E preference shares to be redeemed, for each Class E preference share to be redeemed, the Class E Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class E preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class E preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting, except as specifically provided otherwise in the Act.

10. The Class F preference shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a) The holders of the Class F preference shares shall be entitled to receive when, as and if declared thereon by the Board, non-cumulative dividends at a rate per annum as determined from time to time by the Board, but such rate per annum shall not be less than .1% or greater than 12% of the aggregate of the Class F Preference Share Redemption Prices (as hereinafter defined) of the then outstanding Class F preference shares, divided rateably amongst the holders thereof. If within 6 months after the expiration of any financial year of the Corporation, the Board in its discretion shall not have declared the said dividend on the Class F preference shares for such financial year, then the rights of the holders of the Class F preference shares to such dividend for such financial year shall be forever extinguished. The holders of the Class F preference shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(b) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment to the holders of any Class A preference shares, Class B preference shares, Class C preference shares, Class D preference shares and Class E preference shares of the amounts to which they are entitled as herein provided, the holders of the Class F preference shares shall be entitled to receive, from the assets and the property of the Corporation, for each such Class F preference share held by them, an amount equivalent to the Class F Preference Share Redemption Price (as herein defined) together with all dividends declared and remaining unpaid on such Class F preference share, before any amount shall be paid or any assets or property of the Corporation shall be distributed to the holders of any common shares. After payment to the holders of the Class F preference shares of the amounts so payable to them as above provided, they shall not be entitled to share in any further distribution of the assets or property of the Corporation.

(c) The Corporation may at any time or from time to time, subject to the provisions of the Act, purchase (if obtainable) for cancellation all or any part of the Class F preference shares then outstanding pursuant to tenders or, with the unanimous consent of the holders of all issued Class F preference shares, by private contract at the lowest price at which, in the opinion of the Board, such shares are obtainable but not exceeding, for each Class F preference share an amount equivalent to the Class F Preference Share Redemption Price (as hereinafter defined) and all dividends declared and remaining unpaid on such Class F

preference share. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the purchase of fractional parts of shares.

(d) The Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class F preference shares on payment, subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class F preference share to be redeemed, of an amount equivalent to the aggregate fair market value, as determined by the Board, of the aggregate consideration for which such Class F preference shares then outstanding were issued, divided by the number of Class F preference shares then outstanding, which amount is the specified amount referred to in subsection 191(4) of the *Income Tax Act* (Canada) and is herein referred to as the "Class F Preference Share Redemption Price", together with all dividends declared and remaining unpaid on such Class F preference share. Provided, however, that if the Minister of National Revenue shall determine that the aggregate fair market value of the aggregate consideration for which the Class F preference shares were issued, is greater than or less than the fair market value as determined by the Board, then the Class F Preference Share Redemption Price shall be adjusted as may be appropriate to reflect the fair market value determined by the Minister of National Revenue or such other amount as may be finally determined by virtue of objections and/or appeals taken pursuant to the *Income Tax Act* (Canada) in the event that such objections and/or appeals are taken. In case a part only of the then outstanding Class F preference shares is at any time to be redeemed, the shares so to be redeemed shall be selected pro-rata disregarding fractions and the Board may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; provided that with the consent of the holders of all of the then outstanding Class F preference shares, the Class F preference shares to be redeemed may be selected in any other manner including without limitation the selection of all or any part of the Class F preference shares of any particular holder or holders thereof.

(e) In the case of redemption of Class F preference shares under the provisions of clause (d) hereof, the Corporation shall give such notice (if any) as the Board may determine to each registered holder of Class F preference shares to be redeemed of the intention of the Corporation to redeem such Class F preference shares. On the date specified by the Board for redemption, the Corporation shall pay to or to the order of the registered holder of the Class F preference shares to be redeemed, for each Class F preference share to be redeemed, the Class F Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class F preference share, on presentation and surrender to the Corporation of

the certificate or certificates representing the Class F preference shares to be redeemed. If any holder has not surrendered the certificate for a Class F preference share to be redeemed, the Corporation may pay the Class F Preference Share Redemption Price and all dividends declared and remaining unpaid on such Class F preference share to an account in any chartered bank in Canada (of which notice shall be given to such holder) to be paid without interest to or to the order of the holder of such Class F preference share called for redemption upon presentation and surrender to such bank of the certificate representing the same, and upon such deposit being made or upon the date specified by the Board for redemption, whichever is the later, the Class F preference shares in respect whereof payment shall have been made shall be redeemed and the rights of the holders thereof shall thereafter be limited to receiving without interest their proportionate part of the amounts so deposited against presentation and surrender of the said certificates held by them respectively.

(f) The Corporation shall, at the request of any holder of Class F preference shares and upon being given notice as hereinafter contained, redeem at any time the whole or from time to time any part of the Class F preference shares of such holder on payment subject to the provisions of s.36(2) of the Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced (and in the case of such amendment, re-enactment or replacement, any references herein shall be read as referring to such amended, re-enacted or replaced provisions), for each Class F preference share to be redeemed, of an amount equivalent to the Class F Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class F preference share.

(g) The redemption right provided for in clause (f) hereof may be exercised by notice in writing given to the Corporation at its registered office accompanied by the certificate or certificates representing Class F preference shares in respect of which the holder thereof desires to exercise such right of redemption and such notice shall be signed by the person registered on the records of the Corporation as the holder of the Class F preference shares in respect of which such right is being exercised or by his duly authorized attorney and shall specify the number of Class F preference shares which the holder desires to have redeemed. Within 60 days of the date of mailing by registered mail of the notice in writing hereinbefore referred to, the Corporation shall pay or cause to be paid to or to the order of the registered holder of the Class F preference shares to be redeemed, for each Class F preference share to be redeemed, the Class F Preference Share Redemption Price together with all dividends declared and remaining unpaid on such Class F preference share. If a part only of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

(h) The holders of the Class F preference shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote thereat for each Class F preference share then held by them respectively.

11. A dividend may be declared on any class of shares of the Corporation without there being a dividend declared on any other class of shares of the Corporation and different rates of dividends may be declared on the different classes of shares of the Corporation, all in the discretion of the Board, provided that no dividends may be declared on any class of shares if as a result the Corporation would have net assets (being the amount by which the realizable value of its assets exceeds its liabilities) insufficient to redeem all issued and outstanding preference shares of any class at their respective redemption amounts together with all dividends, if any, declared thereon and unpaid.

12. Each class of preference shares may be issued in one or more series. The directors of the Corporation may by resolution from time to time divide any class of preference shares into series and fix the number of preference shares in each series to determine the designation of, the rights, privileges, restrictions and conditions attaching to and the redemption price of, the preference shares of each series. Any reference to a class of preference shares of the Corporation in the Articles of the Corporation shall be read as a reference to a series of a class of preference shares of the capital stock of the Corporation, where the class includes shares of two or more series.

13. A holder of a fractional share issued by the Corporation is entitled to exercise voting rights and to receive a dividend in respect of the fractional share in accordance with the rights attaching to the shares of that class of the Corporation subject only to the following limitations, namely:

(a) a holder of a fractional share is entitled to one vote on a show of hands at all meetings at which holders of such class of shares are entitled to vote but if a ballot be demanded, the vote of the holder of the fractional share shall only be counted as a fractional vote in the same fraction as the share held by such holder;

(b) the amount of the dividend to which the holder of a fractional share is entitled to receive in respect of the fractional share shall be calculated as a fraction of the amount of the dividend which a holder of a full share of such class is entitled to receive, the fraction for purposes of such calculation to be equal to the fraction which the fractional share represents to a full share.

Schedule / Annexe

Restrictions on Share Transfers / Restrictions sur le transfert des actions

No share of the capital stock of the corporation may be transferred or assigned without the consent of tne directors expressed by resolution.

MINUTES OF SPECIAL MEETING

OF DIRECTORS

OF

DOLLINGER INNOVATIONS INC.

The Special Meeting of Directors of the above-captioned Corporation occurred as set forth in the written Waiver of Notice signed by the Directors fixing such time and place, and prefixed to the minutes of this meeting.

There were present the following: Sean Dollinger being all the Directors of the Corporation.

The meeting was called to order by Sean Dollinger.

It was moved, seconded and unanimously carried that Sean Dollinger act as Chairman and Secretary.

The Chairman noted that it was in order to consider for approval that certain Asset Purchase Agreement by and between the Corporation, Dollinger Holdings LLC and Sean Dollinger individually, as Seller, and LQR House Inc, a Delaware corporation, as Buyer, respecting conveyance of sale of certain assets, assumption of certain liabilities and assignment of certain contracts of the Corporation, the contract being appended to these minutes. Upon motion duly made, seconded and unanimously carried, the referenced Asset Purchase Agreement be and the same is hereby APPROVED AND RATIFIED by the Corporation. Sean Dollinger is hereby authorized to execute on behalf of the Corporation the referenced Asset Purchase Agreement and all documents ancillary and related to the Asset Purchase Agreement, and to talk any and all other action necessary and proper to consummation of the agreement of the parties to the Asset Purchase Agreement.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, it was adjourned.

Sean Dollinger (Mar 18, 2021 13:37 PDT)

Sean Dollinger, Secretary

Attest:

Board of Directors

Sean Dollinger (Mar 18, 2021 13:37 PDT)

Sean Dollinger

WAIVER OF NOTICE OF SPECIAL MEETING

OF DIRECTORS

OF

DOLLINGER INNOVATIONS INC.

We, the undersigned, being all of the Directors of the Corporation, hereby agree and consent that a Special Meeting of Directors of the Corporation be held on the date and time and at the place designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by any shareholder present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

Place of Meeting:	2699 Stirling Road Suite A-105, Fort Lauderdale FL 33312 Via Videoconference
Date of Meeting:	March 18, 2021
Time of Meeting:	1:30pm

Dated: March 17, 2021

Sean Dollinger (Mar 18, 2021 13:37 PDT)

DOLLINGER INNOVATIONS INC.
By: Sean Dollinger
As: Director

SCHEDULE 4.6

That certain contract dated March 19, 2021 by and between Dollinger Innovations and Leticia Hermosillo Raverero relating to production of origin tequila for exclusive importation into the United States by Dollinger Innovations or its assigns.

That certain license agreement dated May 18, 2020 by and between Dollinger Holdings and Dollinger Innovations by which the foregoing is licensed to Dollinger Holdings for use in the United States.

That certain distribution agreement dated July 1, 2020 by and between Dollinger Holdings and Country Wine & Spirits, Inc. by which SWOL branded products are marketed and sold through online channels including cwspirits.com and through brick and mortar stores to the general public.